                                                                    EXHIBIT 10.4

                                    SUBLEASE

                                TABLE OF CONTENTS

Section                                      Caption
-------                                      -------
1                                            Demise
2                                            Rent
3                                            Extension
4                                            Subject to Lease
5                                            Parking
6                                            Preparation of the Leased Premises
7                                            Right to Lease Additional Space
                                             Leased by Sublandlord
8                                            Assignment and Subletting
9                                            Obligations of Sublandlord
10                                           Utilities and Services
11                                           Insurance
12                                           Damage and Destruction
13                                           Broker
14                                           Signs
15                                           Quiet Possession
16                                           Sublandlord's Representations
17                                           Notice
18                                           Table of Contents; Captions


                                LIST OF EXHIBITS

Exhibit I                                    Copy of Lease
Exhibit II                                   Description of the Subleased
                                             Premises
Exhibit III                                  Consent of Landlord


      THIS SUBLEASE is made as of the 22nd day of December, 1995, by and between MATHTECH, INC., a Delaware corporation, with an office at 202 Carnegie Center, Suite 111, Princeton, NJ 08540 (hereinafter called "Sublandlord") and NELSON COMMUNICATIONS, INC. a Delaware corporation, with an office at 41 Madison Avenue, 27th Floor, New York, NY 10010 (hereinafter called "Subtenant").

                                 R E C I T A L S

      WHEREAS, pursuant to Landlord's form of Lease by and between PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP (hereinafter called the "Landlord") and Sublandlord dated April 15, 1994, a copy of which is attached hereto as Exhibit I (as the same may be amended from time to time, hereinafter called the "Lease"), Sublandlord is the tenant of certain space consisting of approximately 11,989 square feet of rentable floor space on the first floor of the building known as 202 Carnegie Center, known as Suite 111, located in Princeton, New Jersey 08540 (hereinafter called the "Building") as shown on Exhibit A attached to the Lease (hereinafter called the "Premises"); and

      WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 4,667 square feet of rentable floor space on the first floor of the Building as shown on Exhibit II attached hereto (hereinafter called the "Subleased Premises"); and

      WHEREAS, the parties desire to enter into this Sublease defining their respective rights, duties and liabilities relating to the Subleased Premises.

      NOW, THEREFORE, WITNESSETH in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

                                    SECTION 1
                                     DEMISE

      Sublandlord, for and in consideration of the payment of the rent and the performance of the covenants hereinafter mentioned, does hereby demise, lease and assign unto Subtenant, the Subleased Premises, for a term to begin immediately upon receipt by Subtenant of written notice from Sublandlord that a "Certificate of Approval" has been issued for the "Sublandlord Work", (as each of these terms are defined in Section 6 of this Sublease) but in no event prior to January 1, 1996 (hereinafter called the "Commencement Date"), and to end on June 30, 2000 (hereinafter called the "Term"). Subtenant shall have the right to have an architect or leasing consultant confirm the measurement of the rentable square footage prior to the Commencement Date at Subtenant's sole cost and expense.

                                    SECTION 2
                                      RENT

      The basic rent during the Term hereunder shall be in the amount of $18.00 per year per rentable square feet for the period beginning on the Commencement Date and ending on June 30, 1997. Thereafter, for the period from July 1, 1997 to June 30, 2000, the basic rent shall be in the amount of $18.50 per year per rentable square foot. The basic rent shall be payable in advance on the first day of each calendar month during the Term at the offices of Sublandlord in installments of seven thousand dollars and fifty cents ($7,000.50) each for the period beginning on the Commencement Date and ending on June 30, 1997, and in installments of seven thousand one hundred ninety four dollars and ninety six cents ($7,194.96) each for the period beginning on July 1, 1997 and ending on June 30, 2000, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Sublease if the Term commences on a date other than the first day of the month as and in accordance with the provisions of this Sublease hereinabove set forth. The basic rent shall be payable at the office of the Sublandlord at the address set forth above, or as may otherwise be directed by notice from Sublandlord to Subtenant. Sublandlord acknowledges receipt from Subtenant of the sum of seven thousand dollars and fifty cents ($7,000.50) by check, subject to collection, for basic rent for the first month of the term.

      In addition to the amount set forth above as the basic rent, Subtenant shall make monthly payments for Subtenant's electric charges and its share of Operational Expenses, Capital Expenditures and Taxes as set forth in Paragraphs 9 and 10 of the Lease. Payments for such expenses shall be computed and allocated in accordance with Paragraph 10 of the Lease, and shall be made by Subtenant together with the basic rent on or before the first day of each calendar month during the Term. Subtenant shall receive an invoice from Sublandlord at least five (5) days prior to the date on which such rent is payable, which notice shall include a copy of the notice Sublandlord received from the Landlord under the Lease. It is understood that the No Pass Through Period has expired and that Subtenant shall assume all obligations of the Sublandlord with respect to the Subleased Premises, adjusted as set forth in
Section 4 of this Sublease. Throughout the year, Sublandlord shall provide to Subtenant any notices received from Landlord with respect to payments or adjustments set forth in Paragraphs 9 and 10 of the Lease.

                                    SECTION 3
                                    EXTENSION

      Upon the expiration of the Term, the parties may extend the term of this Sublease provided that the Subtenant has not been in default hereunder. In the event that the parties agree to any Extension Term, all provisions of this Sublease shall apply during each Extension Term, except the amount of rent, which shall be negotiated and documented in writing.

                                    SECTION 4
                                SUBJECT TO LEASE

      This Sublease is subject and subordinate to the Lease. The Rules and Regulations attached to the Lease as Exhibit D and the terms set forth in the Sections of the Lease, which is attached in its entirety as Exhibit I (except as may be inconsistent with other provisions of this Sublease), shall be deemed a part of this Sublease, with references in the Lease to "Landlord" deemed made to Sublandlord, references to "Tenant" deemed made to Subtenant, and references to the "Premises" deemed made to the Subleased Premises.

      Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that Landlord is obligated to repair under the Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Landlord thereof. Sublandlord shall have no liability to Subtenant for Landlord's failure to make any such repair.

      When any fraction, factor or formula is expressed in the Lease, it will be adjusted by substituting the number of square feet of the Subleased Premises for the number of square feet of the Premises leased in the Lease.

      Except where the context clearly indicates that any additional expense should be borne totally or partially by Subtenant as a result of its proportional subtenancy or as a result of any act or failure to act by Subtenant, Subtenant shall not be responsible for any additional costs under the Sublease or the Lease.

                                    SECTION 5
                                     PARKING

      Subtenant shall be entitled to access Subtenant's proportionate share of the unallocated 400 lined parking spaces adjacent to the Building, as defined in Exhibit C and E attached thereto to the Lease shown as Exhibit I.

                                    SECTION 6
                       PREPARATION OF THE LEASED PREMISES

      Sublandlord will deliver the Subleased premises in AS-IS condition, except that Sublandlord shall remove all of its trade fixtures and equipment prior to the Commencement Date of Subtenants's possession and repair any material damage caused by said removal. Subtenant agrees to accept the Subleased Premises subject to the normal and reasonable wear and tear associated with removing the aforesaid trade fixtures and equipment. With respect to the phone room, Sublandlord will install at Sublandlord's sole cost and expense a new hallway access door to provide direct access thereto from the hallway. The existing door shall be locked from the interior of the phone room and the phone room shall not be part of the Subleased Premises unless separate written arrangements are made therefor. Sublandlord shall install and paint a demising wall between the Subleased Premises and the remainder of the Premises and shall seek a "Certificate of Approval" for that work. (The term "Certificate of Approval" as used herein shall refer to the West Windsor Township's approval of the construction of the demising wall). The parties agree that upon receipt of the "Certificate of Approval", the Subleased Premises and the Premises, shall be ready for occupancy. Subtenant agrees not to commence any construction work in the Subleased Premises until the "Certificate of Approval" has been obtained. For purposes of defining the Commencement Date of the Term, "Sublandlord Work" shall be defined as the installation of the aforesaid demising wall, a second, back entrance door, and any other required modifications in order for the Subleased Premises to comply with applicable construction codes, and the receipt of a "Certificate of Approval" with respect only to that work. Sublandlord shall properly commence Sublandlord Work after the execution of the Sublease; shall diligently pursue completion of the Sublandlord Work; and shall regularly advise Subtenant of the status of that work and of the expected date of completion.

                                    SECTION 7
                 RIGHT TO LEASE ADDITIONAL PREMISES LEASED BY SUBLANDLORD

      Sublandlord acknowledges that Subtenant may desire to lease additional portions of the Premises, and Sublandlord hereby grants Subtenant a right of first notice with respect to any portion of the Premises which Sublandlord may seek to sublease during the Term of this Sublease. Sublandlord agrees that prior to entering into any other subleases for any portion of the Premises, Sublandlord shall first notify Subtenant in writing of its intention to do so and Subtenant shall have ten (10) days within which to indicate in writing its intention to rent more space. Subtenant acknowledges that Sublandlord now subleases two (2) offices to others and that the rights granted by this Section 7 shall not extend to any extension or renewal of those subtenancies. The terms of any such additional lease between Sublandlord and Subtenant shall be negotiated at the time of the indication by Subtenant of its interest in renting such additional portions on the Premises.

                                    SECTION 8
                            ASSIGNMENT AND SUBLETTING

      Subtenant shall not further sublet all or any part of the Subleased Premises nor assign the Sublease or any interest in it without the prior written consent of the Sublandlord. Notwithstanding the foregoing or any paragraph in the Lease, Subtenant may, without Sublandlord's or Landlord's consent, assign or convey this Sublease (or further sublet) to any corporation into or with which Subtenant may be merged or consolidated or which acquires all or substantially all of Subtenant's assets or to any corporation which is a parent, subsidiary or affiliate or successor in interest of Subtenant. Said occupancy of the Subleased Premises by any subsidiary or affiliated entity of Subtenant shall not constitute an assignment or subletting, provided that Subtenant provides prior written notice to Sublandlord of Subtenant's intent to alter its occupancy and that the proposed use of the Subleased Premises is not a prohibited use and nor one which violates any provisions of the Lease or the Rules and Regulations attached thereto. It is further expressly understood and agreed that throughout the Term, regardless of which subsidiary or affiliate of Subtenant occupies the Subleased Premises, Subtenant will continue to be primarily liable to perform all of the obligations imposed by this Sublease.

                                    SECTION 9
                           OBLIGATIONS OF SUBLANDLORD

      Sublandlord agrees to maintain the Lease in full force and effect during the term of the Sublease and not to make any changes to the Lease which materially affect the Subleased Premises without Subtenant's consent. Sublandlord further agrees to comply with the terms of the Lease (except to the extent inapplicable because of Subtenant's occupancy of the Subleased Premises or as expressly limited or made inapplicable by this Sublease). Sublandlord agrees to respond to all reasonable written requests by Subtenant in the event that Landlord shall fail to fulfill its obligations under the Lease, provided that such requests by Subtenant are reasonably within the ability of Sublandlord to fulfill. In addition, Sublandlord shall promptly forward to Subtenant copies of all notices involving the Subleased Premises or the obligations of Subtenant, received from Landlord. In such event Sublandlord shall, on behalf of Subtenant, but at Subtenant's sole cost and expense, undertake all actions available to Sublandlord, as the tenant under the Lease, to have Landlord comply with such obligations.

                                   SECTION 10
                             UTILITIES AND SERVICES

      Sublandlord agrees as a part of the above named consideration to cause the Subleased Premises to be kept properly heated and supplied with electric power, electric light and water. All services for and supplying of utilities to the Subleased Premises are the obligations of the Landlord under the Lease, and the covenants herein by Sublandlord to furnish any services for or to supply any utilities to the Subleased Premises shall be subject to the condition that Sublandlord shall not be liable for any failure of the Landlord to furnish any services or to supply any utilities; provided the same is not caused by the negligence or willful act of Sublandlord or its contractors or subcontractors or its or their agents or employees nor shall any such failure constitute an abrogation of any of the other terms or conditions of this Sublease.

                                   SECTION 11
                                    INSURANCE

      Subtenant shall purchase prior to the Commencement Date of Subtenant's possession and keep in full force and effect during the Term of this Sublease and for any other period during which the Subtenant may have possession of the Subleased Premises, insurance coverage from financially sound reputable insurers, licensed by the State of New Jersey, for the benefit of the Sublandlord and as further required in Section 14 of the Lease.

                                   SECTION 12
                             DAMAGE AND DESTRUCTION

      It is understood and agreed that in the event the Subleased Premises is damaged by fire, storm, the elements, acts of god, unavoidable accident and/or the public enemy, but not to such an extent as to render the same untenantable, then it is the obligation of the Landlord under the Lease to restore, or cause to be restored, the Subleased Premises as speedily as possible, and there shall be no abatement of Rent, unless such an abatement is provided for under the terms of the Lease. If the Subleased Premises is injured or damaged by any of the aforesaid causes to such an extent as to render the same wholly or partially untenantable, then upon written notice from either party to the other this Sublease shall thereupon become null and void, and all liability of Subtenant shall terminate upon payment of all Rent due and payable to the date of such happening.

      If the Subleased Premises is to be repaired under this Section, Subtenant shall, at Subtenant's sole cost and expense, be responsible for repairing and restoring all Subtenant's improvements and of replacing any equipment and trade fixtures of Subtenant located in the Subleased Premises.

                                   SECTION 13
                                     BROKER

      Sublandlord and Subtenant agree that The Garibaldi Group procured this Sublease. Sublandlord and Subtenant represent that no broker other than the Garibaldi Group is entitled to a commission. Subtenant and Sublandlord will indemnify and hold each other harmless against any claim or liability which either is legally obligated to discharge to any other broker and which is imposed wholly or partly because of the indemnifying party's relations or contact with such other broker or representative, together with all reasonable legal expenses and costs incurred in connection with such claim or liability. Sublandlord will pay a broker's commission to the Garibaldi Group pursuant to the terms of a separate agreement.

                                   SECTION 14
                                      SIGNS

      Sublandlord shall remove its signage from the Subleased Premises on or before the Commencement Date and Subtenant may, at its expense, and with Sublandlord's consent, which consent shall not be unreasonably withheld, place signage in the Subleased Premises, provided that Subtenant's signage is in compliance with the terms and conditions set forth in Paragraph 18 of the Lease and has been approved in writing by the Landlord and does not diminish the size of signage which Sublandlord may install. Sublandlord shall request the Landlord under the Lease to add Subtenant's name to the building directory in the lobby of the building.

                                   SECTION 15
                                QUIET POSSESSION

      Sublandlord covenants that upon Subtenant's compliance with the terms and conditions of this Sublease, Subtenant shall and may peacefully and quietly hold and enjoy the Subleased Premises for the term provided herein.

                                   SECTION 16
                          SUBLANDLORD'S REPRESENTATIONS

      Sublandlord represents and warrants to Subtenant that Sublandlord has made no prior assignment or sublet of its interest in the Lease or in the Premises.

      Sublandlord represents that to the best of Sublandlord's knowledge, that the Lease is in full force and effect and that there are no defaults on Sublandlord's part under it as of the commencement of the term of this Sublease.

                                   SECTION 17
                                     NOTICES

      Except where otherwise required by statute and notices which pertain to invoices for rents or any other payments or adjustments which shall be permitted by facsimile, all notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope, or hand delivered, as follows:

                  To Subtenant:
                  NELSON COMMUNICATIONS, INC.
                  Attn: Blanca Stephens
                  41 Madison Avenue, 27th Floor
                  New York, NY 10010
                  Telefax: (212) 213-4694


                  To Sublandlord:
                  MATHTECH, INC.
                  Attn: Deborah Daughtry
                  202 Carnegie Center, Suite 111
                  Princeton, NJ 08540
                  Telefax: (609) 520-3849

      It is understood and agreed that unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Landlord under the Lease plus five (5) days and shall be entitled to give Subtenant the amount of notice required to be given Tenant under the Lease less three (3) days. All notices shall be deemed given upon receipt or rejection.

                                   SECTION 18
                           TABLE OF CONTENTS; CAPTIONS

      The Table of Contents and the captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe scope or intent of the Sections of this Sublease nor in any way affect this Sublease.

      IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.

                                             SUBLANDLORD:
ATTEST:                                      MATHTECH, INC.

                                             BY: /s/ Lorraine Weitz       (SEAL)
-----------------------------                    -------------------------

                                             SUBTENANT:
ATTEST:                                      NELSON COMMUNICATIONS, INC.

                                             BY: /s/ Blanca Stephens      (SEAL)
-----------------------------                    -------------------------


STATE OF NEW JERSEY, COUNTY OF MERCER, to wit:

      On this 22 day of December, 1995, before me, the subscriber, Lorraine Weitz personally appeared ____________________, who, I am satisfied, is the person who signed the within instrument as Vice President of MATHTECH, INC. the corporation named therein, and he/she thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him/her as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                              /s/ Traci L. Hirthler       (SEAL)
                                                 -------------------------

                                                                 [STAMP OMITTED]


STATE OF NEW York, COUNTY OF NEW York, to wit:

      On this 13th day of December, 1995, before me, the subscriber, Blanca Stephens, personally appeared ____________________, who, I am satisfied, is the person who signed the within instrument as Sr. V.P. of NELSON COMMUNICATIONS, INC. the corporation named therein, and he/she thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him/her as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                                /s/ Myra B. Cronin        (SEAL)
                                                --------------------------

                                                                 [STAMP OMITTED]

                                    EXHIBIT I

                                  COPY OF LEASE






                                 TO BE ATTACHED

                            LEASE AND LEASE AGREEMENT

                                     Between

                  PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP

                                  The Landlord

                                       And

                                 MATHTECH, INC.

                                   The Tenant

                             For Leased Premises In

                               202 CARNEGIE CENTER

                              Princeton, New Jersey

                                 APRIL 15, 1994

Prepared by:
Gary O. Turndorf
210 Carnegie Center
Suite 100
Princeton, NJ 08540
(xxx) xxx-xxxx

                                TABLE OF CONTENTS

      ARTICLE                                                                Page
1.    Definitions                                                             1

2.    Lease of the Leased Premises                                            1

3.    Rent                                                                    1

4.    Term                                                                    2

5.    Preparation of the Leased Premises                                      3

6.    Options                                                                 4

7.    Use and Occupancy                                                       5

8.    Utilities, Services, Maintenance and Repairs                            6

9.    Allocation of the Expense of Utilities, Services,
       Maintenance, Repairs and Taxes                                         7

10.   Computation and Payment of Allocated Expenses of
       Utilities, Services, Maintenance, Repairs, Taxes
       and Capital Expenditures                                               8

11.   Leasehold Improvements, Fixtures and Trade Fixtures                     13

12.   Alterations, Improvements and Other Modifications
       by the Tenant                                                          13

13.   Landlord's Rights of Entry and Access                                   15

14.   Liabilities and Insurance Obligations                                   16

15.   Casualty Damage to Building or Leased Premises                          18

16.   Condemnation                                                            19

17.   Assignment or Subletting by Tenant                                      19

18.   Signs, Displays and Advertising                                         21

19.   Quiet Enjoyment                                                         22

20.   Relocation                                                              22

21.   Surrender                                                               22

22.   Events of Default                                                       23

23.   Rights and Remedies                                                     24

24.   Termination of the Term                                                 26

25.   Mortgage and Underlying Lease Priority                                  27

26.   Transfer by Landlord                                                    27

27.   Indemnification                                                         28

28.   Parties' Liability                                                      30

29.   Security Deposit                                                        31

30.   Representations                                                         31


                                       (i)

31.   Reservation in Favor of Tenant                                          32

32.   Tenant's Certificates and Mortgagee Notice Requirements                 32

33.   Waiver of Jury Trial and Arbitration                                    33

34.   Severability                                                            34

35.   Notices                                                                 34

36.   Captions                                                                34

37.   Counterparts                                                            34

38.   Applicable Law                                                          34

39.   Exclusive Benefit                                                       34

40.   Successors                                                              34

41.   Amendments                                                              34

42.   Waiver                                                                  35

43.   Course of Performance                                                   35

44.   Landlord's Concessions                                                  35


                                TABLE OF EXHIBITS

Exhibit
Leased Premises Floor Space Diagram                                           A
Property Description                                                          B
Work Letter                                                                   C

Building Rules and Regulations                                                D

Definitions and Index of Definitions                                          E


                                      (ii)

LEASE AND LEASE AGREEMENT, dated as of April 15, 1994, between PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, with offices at Suite 100, 210 Carnegie Center, Princeton, New Jersey 08540 (the "Landlord"), and MATHTECH, INC., a Delaware corporation, with its office at 210 Carnegie Center, Suite 200, Princeton, NJ 08540 (the "Tenant").

Subject to all the terms and conditions set forth below, the Landlord and the Tenant hereby agree as follows:

1.    Definitions.

      Certain terms and phrases used in this Agreement (generally those whose first letters are capitalized) are defined in Exhibit E attached hereto and, as used in this Agreement, they shall have the respective meanings assigned or referred to in that exhibit.

2.    Lease of the Leased Premises.

2.1. The Landlord shall, and hereby does, lease to the Tenant, and the Tenant shall, and hereby does, accept and lease from the Landlord, the Leased Premises during the Term. The Leased Premises consist of 11,989 square feet of gross rentable floor space on the first floor of 202 Carnegie Center, to be known as Suite 111, as more fully described in the definition of Leased Premises set forth in Exhibit E attached hereto.

2.2. The Landlord shall, and hereby does, grant to the Tenant, and the Tenant shall, and hereby does, accept from the Landlord, the non-exclusive right to use the Common Facilities during the Term for itself, its employees, other agents and Guests in common with the Landlord, any tenants of Other Leased Premises, any of their respective employees, other agents and guests and such other persons as the Landlord may, in the Landlord's sole discretion, determine from time to time. Tenant shall have the right to use such Common Facilities on the same terms and conditions afforded to any tenant of Other Leased Premises. Tenant's employees shall also have the right to use each facility in other buildings in the Carnegie Center Complex for which any charge is passed through to Tenant pursuant to this Agreement on the same terms and conditions afforded to the tenants in the buildings in which said facilities are located. This includes, but is not limited to, the health club facilities, conference/meeting rooms, par-fitness course and cafeterias. Tenant's employees will have full access to and use of the health club facilities, subject to rules and regulations of uniform application, including a charge for the use of the health club facilities. The Landlord only will agree to maintain health club facilities, conference/meeting rooms, par-fitness course and cafeterias as long as it is economically feasible to do so.

3.    Rent.

3.1. The Tenant shall punctually pay the Rent for the Leased Premises for the Term to the Landlord in the amounts and at the times set forth below, without bill or other demand and without any offset, deduction or, except as may be otherwise specifically set forth in this Agreement, abatement whatsoever.

3.2. The Basic Rent for the Leased Premises during the Initial Term shall be at the rate per year set forth below.

                     YEARS          ANNUAL RATE       MONTHLY RATE
                  1, 2 and 3        $257,763.60       $21,480.30
                  4, 5 and 6        $266,755.32       $22,229.61
                  7 through 10      $275,747.04       $22,978.92

      The annual rate of Basic Rent for the Leased Premises during any Renewal Term shall be calculated as set forth in subsection 6.3 of this Agreement for the respective Renewal Term.

3.3. The Tenant shall punctually pay the applicable Basic Rent in equal monthly installments in advance on the first day of each month during the Term, with the exception of Basic Rent for the first full calendar month of the Initial Term and for any period of less than a full calendar month at the beginning of the Term. The Tenant shall pay the Basic Rent for the first full calendar month of the Initial Term upon execution and delivery of this Agreement. The Tenant shall punctually pay the Basic Rent for a period of less than a full calendar month at the beginning of the Term on the Commencement Date.

3.4. The Basic Rent and the Additional Rent for any period of less than a full calendar month shall be prorated. In the event that any installment of Basic Rent cannot be calculated by the time payment is due, such portion as is then known or calculable shall be then due and payable; and the balance shall be due upon the Landlord's giving notice to the Tenant of the amount of the balance due.

3.5. The Additional Rent for the Leased Premises during the Term shall be promptly paid by the Tenant in the respective amounts and at the respective times set forth in this Agreement.

3.6. That portion of any amount of Rent or other amount due under this Agreement which is not paid on the fifth day after it is first due shall incur a late charge equal to the sum of: (i) five percent of that portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due and (ii) interest on that portion of any amount of Rent or other amount due under this Agreement at the Base Rate(s) in effect from time to time plus two additional percentage points from the day such portion is first due through the day of receipt thereof by the Landlord. Any such late charge due from the Tenant shall be due immediately; provided that if any Rent is not paid within five days of the date when it is first due more than twice in any twelve month period then, thereafter, the late charge imposed by the provisions of subparagraph (i) in the preceding sentence shall apply to any amount of Rent not paid on the day it is first due.

4.    Term.

4.1. The Initial Term shall commence on the Commencement Date and shall continue for ten years from the beginning of the Initial Year, unless sooner terminated in accordance with section 24 of this Agreement. The Term shall commence on the Commencement Date and shall continue until the later of the conclusion of the Initial Term or the conclusion of any Renewal Term, unless sooner terminated in accordance with section 24 of this Agreement.

4.2. The Landlord shall give the Tenant at least ten days notice of the anticipated Commencement Date. Unless one or more of the conditions contemplated by subsection 4.3 of this Agreement occurs, the Commencement Date shall be the date that the last of each of the following conditions set forth in this subsection 4.2 of the Agreement that is specifically applicable shall have occurred:

4.2.1. if the Leased Premises is being prepared exclusively by contractors selected and retained by the Landlord, the date the Leased Premises can first be legally occupied for its intended use which shall be evidenced by the customary official action of the municipality;

4.2.2. preparation of the Leased Premises in accordance with the Tenant Plan is substantially completed (except for (i) punchlist items which are minor finishing details the absence of which will not materially interfere with Tenant's use and occupancy and (ii) any preparation work that is not being performed exclusively by contractors selected and retained by the Landlord); and

4.2.3. the Landlord can deliver actual and exclusive possession of the Leased Premises, free of rubbish and debris, to the Tenant (except for any contractors not selected and retained by the Landlord and their rubbish and debris).

4.2.4. Landlord will complete all items on the punchlist within thirty days of the Commencement Date.

4.3.  In the event one or more of the conditions contemplated by this subsection
      4.3 of the Agreement occurs, notwithstanding anything to the contrary set forth in subsection 4.2 of this Agreement, the Commencement Date shall be the earliest applicable date specified below:

4.3.1. the earliest date the Tenant takes any of the following actions shall be the Commencement Date in the event the Tenant takes possession of, occupies or moves any furniture, furnishings, equipment (with the exception of equipment required for telecommunications hook-ups), supplies or other possessions into, the Leased Premises or any portion thereof earlier than the date otherwise determined in accordance with subsections 4.2 and 4.5 of this Agreement; or

4.3.2. the date that the last of the conditions set forth in subsection 4.2 of this Agreement that is specifically applicable shall have occurred if (i) the Tenant shall have requested the Landlord or any contractors selected and retained by the Landlord to complete their work before the Target Date and (ii) they shall have done so.

4.4. Once it is ascertained in accordance with subsections 4.2 and 4.3 of this Agreement, the Landlord shall give prompt notice of the Commencement Date to the Tenant; and if the Tenant does not object thereto by notice given to the Landlord within 10 days of the Landlord's notice, the date set forth in the Landlord's notice shall thereafter be conclusively presumed to be the Commencement Date.

4.5. Notwithstanding the foregoing provisions, the Tenant shall be afforded access to the Leased Premises during construction for the purposes of installing any of its telecommunications and other special electronics and to prepare the Leased Premises for the commencement of business. The entry shall be coordinated with the Landlord's representatives so that it does not interfere with the performance of the Landlord's work. All such preparatory work shall be done in conformance with the requirements of section 12 of this Agreement.

4.6. Notwithstanding the foregoing provisions, the Commencement Date shall not occur between July 16, 1994 and October 31, 1994 unless delays in the Commencement Date are caused by the acts of the Tenant or its employees, agents or contractors. The Commencement Date may be occur one day later than July 15th for each day of delay caused by the Tenant or its employees, agents or contractors.

5. Preparation of the Leased Premises.

5.1. The Tenant has previously provided to the Landlord each of the following:

      5.1.1. a conceptual drawing, as detailed as practicable, of the proposed Tenant Plan; and

      5.1.2. an itemized list, as detailed as practicable, of the types and quantities of materials, supplies, equipment and work to be incorporated into the Tenant Plan by the Tenant.

5.2. The Landlord has determined the Landlord's contractors' estimated price to build out the Leased Premises.

5.3. The Tenant shall deliver the complete Tenant Plan to the Landlord not later than the Tenant Plan Due Date. The Tenant Plan shall be the Landlord's expense. Future bills from the Tenant's Architect will be paid by Landlord within 30 days of presentation.

5.4. Landlord will bear the costs associated with the buildout to a level substantially equal to the buildout provided for Tenant in 210 Carnegie Center. Costs for upgrades above that level will be borne by Tenant. Tenant will cooperate with Landlord to utilize the existing buildout to the extent practical and if consistent with the design and program needs of Tenant to minimize the cost of retrofit. This includes consideration of the use of the existing clerestory glass, use of existing cabinets in the kitchen and use of the copy room shelving in Tenant's current space in Building 210.

      Design, approval and other target dates will be mutually agreed. The present objective is to have building permit in hand by April 30, 1994.

      Landlord will submit to Tenant's Architect a schematic plan of all proposed mechanical system and duct work modifications for their review prior to any fabrication or modification of the system. Review and approval will not be unreasonably withheld or delayed. Said schematic will show all VAV boxes and thermostat locations. Landlord will also install an energy management system in the Building no later than the Commencement Date which shall be equal to or better than the system in the 210 Building, including dial-up service on the day service is desired.

      Landlord will bear all expenses associated with the move including the voice and data lines and the security system, but not including the expenses of printing new stationery, brochures and the like. Landlord will reimburse Tenant within five days of submission of bills payable by the Tenant for such expenses. Tenant will supply reasonable support for such bills upon request. If there are upgrades, Tenant will pay for the upgrades. Landlord will use movers and installers of Tenant's choice, or as dictated by equipment manufacturers, as long as they are qualified and do not delay or interfere with the work to prepare the premises and are at competitive prices. To the extent possible, Tenant will get competitive bids for said moving contracts.

      The Tenant shall pay the Landlord for upgrades in proportion to the progress of such work, as and when billed by the Landlord at convenient intervals, with payment of any remaining final balance due from the Tenant prior to the Commencement Date.

      Tenant shall have 24 hour, 7 day a week access. Access will be afforded via a card-key system similar to that in place in 210 Carnegie Center.

6.    Options

6.1. If, prior to the respective date of exercise thereof, (i) no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full, the Tenant shall have two options, exercisable exclusively at the times and in the manner set forth below in subsection 6.2 of this Agreement, to extend the Term for two additional period of five years' duration per option. The respective options and the respective periods to which each option relates shall be consecutive and, if the respective option is properly exercised, the respective period to which it relates shall commence upon the end of the Expiring Term. Each such option is an "Option to Renew."

6.2. In the event the Tenant is interested in exercising the next available Option to Renew, the Tenant shall give timely notice of the Tenant's interest to the Landlord no earlier than nine, and no later than eight, months prior to the end of the Expiring Term. Within four weeks of the giving of such notice, the Landlord shall give notice to the Tenant of the Market Rental Rate in effect at the end of the Expiring Term. In the event the Tenant desires to exercise the Option to Renew, the Tenant shall do so exclusively by giving timely notice thereof to the Landlord no earlier than seven, and no later than six, months prior to the end of the Expiring Term, and indicating in that notice whether or not the Market Rental Rate in effect at the end of the Expiring Term is acceptable. In the event the Tenant fails timely to notify the Landlord of its interest in exercising any Option to Renew or timely to exercise any such Option to Renew, that Option to Renew and any subsequent Options to Renew shall thereupon expire.

6.3. The Basic Rent for the Leased Premises during each Renewal Term shall be 95% of the Market Rental Rate, as set forth in the Landlord's notice to the Tenant of the Market Rental Rate, unless the Tenant, in the Tenant's notice contemplated by the third sentence of subsection 6.2 of this Agreement affirmatively indicates that the Market Rental Rate for the respective Renewal Term is not acceptable, in which case the Basic Rent for the Leased Premises during such Renewal Term shall be the greater of:

      6.3.1. the annual rate of Basic Rent in effect during the last 12 months of the Expiring Term; or

      6.3.2. 95% of the Market Rental Rate determined in accordance with the alternate procedure set forth in the definition of Market Rental Rate.

6.4. In the event the Tenant agrees to assign or sublet this Agreement, or agrees to license the use or occupancy of, the Leased Premises or any portions thereof other than in accordance with section 17 of this Agreement or otherwise, or attempts to do so, prior to the valid exercise of any Option to Renew then any Option to Renew or any other type of option or optional right exercisable by the Tenant not theretofore timely and otherwise properly exercised by the Tenant shall thereupon expire.

7.    Use and Occupancy.

7.1. The Tenant shall continuously occupy and use the Leased Premises during the Term exclusively as an office for its business and for no other purpose.

7.2. In connection with the Tenant's use and occupancy of the Leased Premises and use of the Common Facilities, the Tenant shall observe, and the Tenant shall cause the Tenant's employees, other agents and Guests to observe, each of the following:

      7.2.1. the Tenant shall not do, or permit or suffer the doing of, anything which might have the effect of creating not insignificantly increased risk of, or damage from, fire, explosion or other casualty;

      7.2.2. the Tenant shall not do, or permit or suffer the doing of, anything which would have the effect of (a) increasing any premium for any liability, property, casualty or excess coverage insurance policy otherwise payable by the Landlord or any tenant of Other Leased Premises or (b) making any such types or amounts of insurance coverage unavailable or less available to the Landlord or any tenant of Other Leased Premises;

      7.2.3. to the extent they are not inconsistent with this Agreement, the Tenant and the Tenant's employees, other agents and Guests shall comply with the Building Rules and Regulations attached hereto as Exhibit D, and with any changes of uniform application made therein by the Landlord if, with respect to any such changes, the Landlord shall have given notice of the particular changes to the Tenant and such changes shall not materially adversely affect the conduct of the Tenant's business in the Leased Premises;

      7.2.4. the Tenant and the Tenant's employees, other agents and Guests shall not create, permit or continue any Nuisance in or around the Carnegie Center Complex, the Leased Premises, the Other Leased Premises, the Building, the Common Facilities and the Property;

      7.2.5. The Tenant and the Tenant's employees, other agents and Guests shall not permit the Leased Premises to be regularly occupied by more than one individual per 200 square feet of usable floor space of the Leased Premises;

      7.2.6. the Tenant and the Tenant's employees, other agents and Guests shall comply with all Federal, state and local statutes, ordinances, rules, regulations and orders as they pertain to the Tenant's use and occupancy of the Leased Premises, to the conduct of the Tenant's business and to the use of the Common Facilities, except that this subsection shall not require the Tenant to make any structural changes that may be required thereby that are generally applicable to the Building as a whole;

      7.2.7. the Tenant and the Tenant's employees, other agents and Guests shall comply with the requirements of the Board of Fire Underwriters (or successor organization) and of any insurance carriers providing liability, property, casualty or excess insurance coverage regarding the

                  Property, the Building, the Common Facilities or any portions thereof, any other improvements on the Property and the Carnegie Center Complex, except that this subsection shall not require the Tenant to make any structural changes that may be required thereby that are generally applicable to the Building as a whole;

      7.2.8. the Tenant's and the Tenant's employees, other agents and Guests shall not bring or discharge any substance (solid liquid or gaseous), or conduct any activity, in or on the Carnegie Center Complex, the Property, the Building, the Common Facilities or the Leased Premises that shall have been identified by the scientific community or by any Federal, state or local statute (including, without limiting the generality of the foregoing, the Spill Compensation and Control Act (58 N.J.S.A. Section 23.11 et seq.) and the Industrial Site Recovery Act (13 N.J.S.A. Section 1 K-6 et seq.), as they may be amended), ordinance, rule, regulation or order as toxic or hazardous to health or to the environment;

      7.2.9. the Tenant and the Tenant's employees, other agents and Guests shall not draw electricity in the Leased Premises in excess of the rated capacity of the electrical conductors and safety devices including, without limiting the generality of the foregoing, circuit breakers and fuses, by which electricity is distributed to and throughout the Leased Premises and, without the prior written consent of the Landlord in each instance, shall not connect any fixtures, appliances or equipment to the electrical distribution system serving the Building and the Leased Premises other than typical professional office equipment such as minicomputers, microcomputers, typewriters, copiers, telephone systems, coffee machines and table top microwave ovens, none of which, considered individually and in the aggregate, overall and per fused or circuit breaker protected circuit, shall exceed the above limits;

      7.2.10. on a timely basis the Tenant shall pay directly and promptly to the respective taxing authorities any taxes (other than Taxes) charged, assessed or levied from the Tenant's use and occupancy of the Leased Premises; and

      7.2.11. the Tenant shall not initiate any appeal or contest of any assessment or collection of Taxes for any period without, in each instance, the prior written consent of the Landlord which, without being deemed unreasonable, the Landlord may withhold if the Building was not 90% occupied by paying tenants throughout that period or if the Tenant is not joined by tenants of Other Leased Premises that leased throughout that period, and that are then leasing, at least 80% of all Other Leased Premises, determined by their gross rentable floor space.

      7.2.12. The Tenant shall supply the name, address and telephone number of a representative authorized to enter room #137 who can be contacted at any hour of the day or night so that access can be arranged at any time in the event of an emergency. A number shall be posted outside the door to room #137 so that fire and police personnel can gain access in the event of an emergency.

8.    Utilities, Services, Maintenance and Repairs.

8.1.  The Landlord shall provide or arrange for the provision of:

      8.1.1. such maintenance and repair of the Building (except the Leased Premises and Other Leased Premises); the Common Facilities; and the heating, ventilation and air conditioning systems, any plumbing systems and the electrical systems in the Building, the Common Facilities, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area;

      8.1.2. such garbage removal from the Building and the Common Facilities and such janitorial services for the Building, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area;

      8.1.3. water to the Building and, if the appropriate plumbing has been installed therein, the Leased Premises and Other Leased Premises;

      8.1.4.      sewage disposal for the Building;

      8.1.5.      passenger elevator service for the Building;

      8.1.6. snow clearance from, and sweeping of, Parking Facilities and private access roads which are part of the Property or the Common Facilities; and

      8.1.7. the maintenance of landscaping which is part of the Property or the Common Facilities.

8.2.  The Landlord shall provide or arrange for the provision of:

      8.2.1. such maintenance and repair of the Leased Premises as is customarily provided for first class office buildings in the immediate area, except for refinishing walls and wall treatments, base, ceilings, floor treatments and doors in general from time to time or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents, and except for the Tenant's furniture, furnishings, equipment and other property;

      8.2.2. such maintenance and repair of the Other Leased Premises, except for refinishing walls and wall treatments, base, ceilings, floor treatments and doors in general from time to time or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents, and except for the respective tenants' furniture, furnishings, equipment and other property;

      8.2.3. the electricity required for the operation of the Building, the Property and the Common Facilities during Regular Business Hours and, on a reduced service basis, during other than Regular Business Hours, and, at all times, the electricity required for the Leased Premises and Other Leased Premises;

      8.2.4. such heat, ventilation and air conditioning for the Building, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area for the comfortable use of the Building during Regular Business Hours and in accordance with the specifications set forth in Exhibit C; and

      8.2.5. heated water to the Building (except the Leased Premises and Other Leased Premises, unless the appropriate plumbing, fixtures and hot water heating units have been installed therein).

8.3. Except as specifically set forth in subsections 8.1 and 8.2.1 of this Agreement, the Tenant shall maintain and repair the Leased Premises and keep the Leased Premises in as good condition and repair, reasonable wear and use excepted, as the Leased Premises are upon the completion of any improvements contemplated by section 5 of this Agreement.

9. Allocation of the Expense of Utilities, Services, Maintenance, Repairs and Taxes.

9.1.  All Tenant Electric Charges shall be borne by the Tenant.

9.2. Between the Commencement Date and the end of the No Pass Through Period, the Tenant's Share of all Operational Expenses, Capital Expenditures and Taxes incurred during such period shall be borne by the Landlord.

9.3. Between the day after the end of the No Pass Through Period and the end of the Term, the Tenant's Share of Operational Expenses, Capital Expenditures and Taxes incurred during each annual or shorter period ending on (a) December 31 of each year and (b) the end of the Term shall be borne as follows:

      9.3.1. the Tenant's Share of: Operational Expenses, Capital Expenditures and Taxes incurred during each such period of 12 months (or shorter period), up to the amounts of Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than 12 months), shall be borne by the Landlord; and

      9.3.2. the Tenant's Share of: the amounts by which Operational Expenses, Capital Expenditures and Taxes incurred during each such period of 12 months (or shorter period) exceed Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than 12 months) shall be allocated to, and borne by, the Tenant as more specifically set forth in section 10 of this Agreement.

10. Computation and Payment of Allocated Expenses of Utilities, Services, Maintenance, Repairs, Taxes and Capital Expenditures.

10.1. The Tenant shall promptly pay the following additional amounts to the Landlord at the respective times set forth below:

      10.1.1. commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth of the Tenant's Share of the amount by which Taxes for the then current calendar year exceeds Base Year Taxes, computed in accordance with subsection 10.5 of this Agreement;

      10.1.2. within 20 days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Taxes for such period and the actual amount of Taxes for such period, in either case in excess of Base Year Taxes, computed in accordance with subsection 10.6 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections 10.1.1 and 10.5 of this Agreement or, at the end of the term, promptly pay such difference to Tenant);

      10.1.3. commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth of the Tenant's Share of the amount by which Operational Expenses for the then current calendar year exceed Base Year Operational Expenses, computed in accordance with subsection 10.7 of this Agreement;

      10.1.4. within 20 days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Operational Expenses for such period and the actual amount of Operational Expenses for such period, in either case in excess of Base Year Operational Expenses, computed in accordance with subsection
                  10.8 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections 10.1.5 and 10.7 of this Agreement);

      10.1.5. commencing with the first day of the first month after the Landlord gives any notice contemplated by subsection 10.9 of this Agreement to the Tenant and continuing on the first day of each month thereafter until the earlier of (a) the end of the Term or (b) the last month of the useful life set forth in the respective notice, one-twelfth of the Tenant's Share of any Annual Amortized Capital Expenditure, computed in accordance with subsection
                  10.9 of this Agreement but only to the extent that the aggregate of each month's payment exceeds one-twelfth of Tenant's Share of 1994 Annual Amortized Capital Expenditures;

      10.1.6. on the first day of each month during the Term, the monthly Tenant Electric Charges, computed in accordance with subsection 10.10 of this Agreement; and

      10.1.7. promptly as and when billed therefor by the Landlord, the amount of any expense which would otherwise fall within the definition of Operational Expenses, but which is specifically paid or incurred by the Landlord for operation and maintenance of the Building, the Common Facilities or the Property outside Regular Business Hours at the specific request of the Tenant or the amount of any expenditure incurred for maintenance or repair of damage to the Building, the Common Facilities, the Property, the Leased Premises or the Other Leased Premises caused directly or indirectly, in whole or in part, by the negligence or intentional act of the Tenant or any of its employees, other agents or Guests.

10.2. Operational Expenses" means all expenses paid or incurred by the Landlord (equitably adjusted to reflect a 95% occupancy level in the Building) in connection with the Property, the Building, the Common Facilities and any other improvements on the Property and their operation and maintenance (other than Taxes (which are separately allocated to the Tenant in accordance with subsections 10.1.1 and 10.1.2 of this Agreement), Capital Expenditures (which are separately allocated to the Tenant in accordance with subsection 10.1.5 of this Agreement) and those expenses contemplated by subsections 10.1.6 and 10.1.7 of this Agreement)) including, without limiting the generality of the foregoing:

      10.2.1.     Utilities Expenses;

      10.2.2. the expense of providing the services, maintenance and repairs contemplated by subsections 8.1, 8.2.1 and 8.2.2 of this Agreement, whether furnished by the Landlord's employees or by independent contractors or other agents;

      10.2.3. wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or union agreement (or, if the employees or any of them are not represented by a union, then payments for benefits comparable to those generally required by union agreement in first class office buildings in the immediate area which are unionized) made to or on behalf of any employees of Landlord performing services rendered in connection with the operation and maintenance of the Building, the Common Facilities and the Property, including, without limiting the generality of the foregoing, elevator operators, elevator starters, window cleaners, porters, janitors, maids, miscellaneous handymen, watchmen, persons engaged in patrolling and protecting the Building, the Common Facilities and the Property, carpenters, engineers, firemen, mechanics, electricians, plumbers, other tradesmen, other persons engaged in the operation and maintenance of the Building, Common Facilities and Property, Building superintendent and assistants, Building manager, and clerical and administrative personnel. If any employee works on more than one building then the charges under this subsection and any other subsection related to such person shall be allocated on an equitable basis;


      10.2.4. the uniforms of all employees and the cleaning, pressing and repair thereof;

      10.2.5. premiums and other charges incurred by Landlord with respect to all insurance relating to the Building, the Common Facilities and the Property and the operation and maintenance thereof, including, without limitation: property and casualty, fire and extended coverage insurance, including windstorm, flood, hail, explosion, other casualty, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability insurance; elevator, boiler and machinery insurance; excess liability coverage insurance; use and occupancy insurance; workers' compensation and health, accident, disability and group life insurance for all employees; and casualty rent insurance;

      10.2.6. sales and excise taxes and the like upon any Operational Expenses and Capital Expenditures;

      10.2.7. management fees of any independent managing agent for the Property, the Building or the Common Facilities; and if there shall be no independent managing agent, or if the managing agent shall be a person affiliated with the Landlord, the management fees that would customarily be charged for the management of the Property, the Building and the Common Facilities by an independent, first class managing agent in the immediate area, but not more than 4% of gross revenues;

      10.2.8. the cost of replacements for tools, supplies and equipment used in the operation, service, maintenance, improvement, inspection, repair and alteration of the Building, the Common Facilities and the Property;

      10.2.9. the cost of repainting or otherwise redecorating any part of the Building or the Common Facilities;

      10.2.10. decorations for the lobbies and other Common Facilities in the Building;

      10.2.11. the cost of licenses, permits and similar fees and charges related to operation, repair and maintenance of the Building, the Property and the Common Facilities;

      10.2.12. an allocable share of service, replacement, repair, maintenance and other charges assessed from time to time by the Carnegie Center Owner's Association II to the Building; and

      10.2.13. any and all other expenditures of the Landlord in connection with the operation, alteration, repair or maintenance of the Property, the Common Facilities or the Building as a first-class office building and facilities in the immediate area which are properly treated as an expense fully deductible as incurred in accordance with generally applied real estate accounting practice.

10.3. "Capital Expenditures" means the following expenditures incurred or paid by the Landlord in connection with the Property, the Building, the Common Facilities and any other improvements on the Property:

      10.3.1. all costs and expenses incurred by the Landlord in connection with retro-fitting the entire Building or the Common Facilities, or any portion thereof, to comply with any change in Federal, state or local statute, rule, regulation, order or requirement which change takes effect after the original completion of the Building;

      10.3.2. all costs and expenses incurred by the Landlord to replace and improve the Property, the Building or the Common Facilities or portions thereof for the purpose of continued operation of the Property, the Building and the Common Facilities as a first class office complex in the immediate area; and

      10.3.3. all costs and expenses incurred by the Landlord in connection with the installation of any energy, labor or other cost saving device or system on the Property or in the Building or the Common Facilities.

10.4. "Operational Expenses", "Capital Expenditures" and "Taxes" shall not include any of the following:

      10.4.1. Costs of decorating, redecorating or special cleaning of tenant spaces not provided on a regular basis to all tenants of the Building, unless specifically authorized by the Tenant;

      10.4.2. Wages, salaries, fees and fringe benefits paid to executive personnel, officers or partners of Landlord;

      10.4.3. All charges for depreciation of the Building or equipment and all interest on the permanent loan;

      10.4.4. All charges for Landlord's income taxes, excess profit taxes, franchise taxes, and similar taxes on Landlord's business, unless promulgated in lieu of or partially in place of Real Estate Taxes;

      10.4.5. All costs relating to activities for the solicitation and execution of leases of space in the Building;

      10.4.6. All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clauses;

      10.4.7. The costs of correcting defects in the original construction of the Building or defects in the Building equipment when it was first installed, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

      10.4.8. The cost (except for the cost of insurance deductibles, which deductible shall in all cases be at market levels) payable by Landlord, of all repairs made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building. (Landlord agrees to procure insurance policies with the smallest commercially reasonable deductible amount obtainable, provided said insurance is available at reasonable market rates);

      10.4.9. All increases in insurance premiums to the extent that any such increase is caused or attributable to the use, occupancy or act of tenants of Other Leased Premises in the Building and insurance deductibles in excess of the amount specified in part Subsection 10.4.8 of this Agreement;

      10.4.10. The cost of all items for which Landlord is reimbursed or has a right to be reimbursed by insurance or otherwise compensated by parties other than Tenant;

      10.4.11. The cost of all tools and equipment purchased by Landlord prior to completion of the construction of the base Building;

      10.4.12. The cost of all work or service performed for or facilities furnished to one or more tenants of Other Leased Premises in the Building to a greater extent or in a manner significantly more favorable to such tenants than that performed for or furnished to Tenant;

      10.4.13. The cost of improvements to Other Leased Premises in the Building leased or leasable to other tenants;

      10.4.14. The cost of overtime and other expenses to Landlord in curing its defaults or performing work expressly provided in the lease to be borne at Landlord's expense;

      10.4.15. The cost of abatement of pollutants and/or hazardous substances and/or materials other than abatements required as the result of acts of Tenant or its agents, servants, employees, invitees and other Guests;

      10.4.16. Partnership overhead of Landlord, as specifically defined by Landlord in the lease agreement;

      10.4.17. Fines and/or penalties incurred due to violation by Landlord of any law, governmental rule or regulation or directive of any governmental authority including, but not limited to, the Americans with Disabilities Act.

10.5. As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

      10.5.1. Taxes billed, or if a bill has not then been received for the entire period, the Landlord's projection of Taxes to be billed, for the then current calendar year;

      10.5.2.     the amount of Base Year Taxes;

      10.5.3.     the amount, if any, by which item 10.5.1 above exceeds item
                  10.5.2 above; and

      10.5.4.     the Tenant's Share of item 10.5.3 above.

10.6. As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

      10.6.1. the actual amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the Term);

      10.6.2. the Landlord's previously projected amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the
                  Term);

      10.6.3.     the difference obtained by subtracting item 10.6.2 above from item 10.6.1 above; and

      10.6.4.     the Tenant's Share of item 10.6.3 above.

10.7. As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

      10.7.1. the Landlord's projection of annual Operational Expenses for the current period (if any portion thereof is during the Term);

      10.7.2.     the amount of the Base Year Operational Expenses;

      10.7.3.     the amount, if any, by which item 10.7.1 above exceeds item
                  10.7.2 above; and

      10.7.4.     the Tenant's Share of item 10.7.3 above.

10.8. As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

      10.8.1. the actual amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the
                  Term);

      10.8.2. the Landlord's previously projected amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the Term);

      10.8.3.     the difference obtained by subtracting item 10.8.2 above from item 10.8.1 above; and

      10.8.4.     the Tenant's Share of item 10.8.3 above.

10.9. As soon as practicable after incurring any Capital Expenditure, the Landlord shall furnish the Tenant with a notice setting forth:

      10.9.1. a description of the Capital Expenditure and the subject thereof;

      10.9.2. the date the subject of the respective Capital Expenditure was first placed into service and the period of useful life selected by the Landlord in connection with the determination of the Annual Amortized Capital Expenditure;

      10.9.3.     the amount of the Annual Amortized Capital Expenditure; and

      10.9.4.     the Tenant's Share of item 10.9.3 above.

10.10 As soon as practicable after the Commencement Date and from time to time thereafter, the Landlord shall furnish the Tenant with a notice setting forth its estimate of Tenant Electric Charges per month. Unless the Tenant desires to question the Landlord's then most recent estimate of Tenant Electric Charges exclusively in the manner set forth below, the Landlord's then most recent estimate shall be binding and shall continue in effect until any question raised by the Tenant is otherwise resolved in accordance with this subsection 10.10 of the Agreement. If the Tenant desires to question the Landlord's estimate of Tenant Electric Charges, the Tenant shall give notice to the Landlord of its desire. Upon receipt of the Tenant's notice, the Landlord shall obtain, at the Tenant's expense, a reputable, independent electrical engineer's formal written estimate and computation of the Tenant Electric Charges. The engineer's estimate and computation of Tenant Electric Charges shall thereupon control for a 12 month period commencing with the date as of which it is given effect as to Tenant Electric Charges, and until the Landlord furnishes the Tenant with a subsequent notice setting forth its estimate of Tenant Electric Charges per month, except to the extent that the Landlord may increase them in proportion to increases in Utilities Expenses during the same period.

10.11 Within 30 days after the Landlord gives any notice enumerated in subsections 10.5 through 10.10 of this Agreement, the Tenant or the Tenant's authorized agent, upon one week's prior notice to the Landlord, may inspect the Landlord's books and records, as they pertain to the particular expense in question, at the Landlord's office regarding the subject of any such notice to verify the amount(s) and calculation(s) thereof.

10.12 The mere enumeration of an item within the definitions of Operational Expenses and Capital Expenditures in subsections 10.2 and 10.3 of this Agreement, respectively, shall not be deemed to create an obligation on the part of the Landlord to provide such item unless the Landlord is affirmatively required to provide such item elsewhere in this Agreement.

11.   Leasehold Improvements, Fixtures and Trade Fixtures.

All leasehold improvements to the Leased Premises, fixtures installed in the Leased Premises and the blinds and floor treatments or coverings shall be the property of the Landlord, regardless of when, by which party or at which party's cost the item is installed. Movable furniture, furnishings, trade fixtures and equipment of the Tenant which are in the Leased Premises shall be the property of the Tenant, except as may otherwise be set forth in section 23 of this Agreement. The Tenant may elect to remove or leave certain movable items provided that the removal shall be done prior to the expiration of the Term at the Tenant's expense. Any damage to the Leased Premises caused by the removal shall be restored at the expense of the Tenant.

12.   Alterations, Improvements and Other Modifications by the Tenant.

12.1. The Tenant shall not make any alterations, improvements or other modifications to the Leased Premises which effect structural changes in the Building or any portion thereof, change the functional utility or rental value of the Leased Premises or, except as may be contemplated by section 5 of this Agreement prior to the Commencement Date, affect the mechanical, electrical, plumbing or other systems installed in the Building or the Leased Premises.

12.2. The Tenant shall not make any other alterations, improvements or modifications to the Leased Premises, the Building or the Property or make any boring in the ceiling, walls or floor of the Leased Premises or the Building unless the Tenant shall have first:

      12.2.1. furnished to the Landlord detailed, New Jersey architect-certified construction drawings, construction specifications if required by code or if they pertain in any way to the heating, ventilation and air conditioning or other systems of the Building, with related engineering design work and specifications regarding, the proposed alterations, improvements or other modifications;

      12.2.2. not received a notice from the Landlord objecting thereto in any respect within 30 days of the furnishing thereof (which shall not be deemed the Landlord's affirmative consent for any purpose);

      12.2.3. obtained any necessary or appropriate building permits or other approvals from the Municipality and, if such permits or other approvals are conditional, satisfied all conditions to the satisfaction of the Municipality; and

      12.2.4. met, and continued to meet, all the following conditions with regard to any contractors selected by the Tenant and any subcontractors, including materialmen, in turn selected by any of them:

            12.2.4.1. the Tenant shall have sole responsibility for payment of, and shall pay, such contractors;

            12.2.4.2. the Tenant shall have sole responsibility for coordinating, and shall coordinate, the work to be supplied or performed by such contractors, both among themselves and with any contractors selected by the Landlord;

            12.2.4.3. the Tenant shall not permit or suffer the filing of any mechanic's notice of intention or other lien or prospective lien by any such contractor or subcontractor with respect to the Property, the Common Facilities, the Building or any other improvements on the Property; and if any of the foregoing should be filed by any such contractor or subcontractor, the Tenant shall forthwith obtain and file the complete discharge and release thereof or provide such payment bond(s) from a reputable, financially sound institutional surety as will, in the opinions of the Landlord, the holders of any mortgage indebtedness on, or other interest in, the Property, the Building, the Common Facilities or any other improvements on the Property, or any portions thereof, and their respective title insurers, be adequate to assure the complete discharge and release thereof;

            12.2.4.4. prior to any such contractor's entering upon the Property, the Building or the Leased Premises or commencing work the Tenant shall have delivered to the Landlord (a) all the Tenant's certificates of insurance set forth in section 14 of this Agreement, conforming in all respects to the requirements of section 14 of this Agreement, except that the effective dates of all such insurance policies shall be prior to any such contractor's entering upon the Property, the Building or the Leased Premises or commencing work (if any work is scheduled to begin before the Commencement Date) and (b) similar certificates of insurance from each of the Tenant's contractors providing for coverage in equivalent amounts, together with their respective certificates of workers' compensation insurance, employer's liability insurance and products completed operations insurance, the latter providing coverage in at least the amount required for the Tenant's comprehensive general public liability and excess insurance;

            12.2.4.5. each such contractor shall be a party to collective bargaining agreements with those unions that are certified as the collective bargaining agents of all bargaining units of such contractor, of which all such contractor's workpersons shall be members in good standing;

            12.2.4.6. each such contractor shall perform its work in a good and workpersonlike manner and shall not interfere with or hinder the Landlord or any other contractor in any manner;

            12.2.4.7. there shall be no labor dispute of any nature whatsoever involving any such contractor or any workpersons of such contractor or the unions of which they are members with anyone; and if such a labor dispute exists or comes into existence the Tenant shall forthwith, at the Tenant's sole cost and expense, remove all such contractors and their workpersons from the Building, the Common Facilities and the Property; and

            12.2.4.8. the Tenant shall have the sole responsibility for the security of the Leased Premises and all contractors' materials, equipment and work, regardless of whether their work is in progress or completed.

12.3. After the Commencement Date, the Tenant shall not apply any wall covering (except latex based flat paint) or other treatment to the walls of the Leased Premises without the prior written consent of the Landlord. Landlord shall not unreasonably withhold, condition or delay consent as long as the materials conform to applicable flame spread standards and will not cause additional expense of removal or result in damage to the walls when removed.

12.4. Notwithstanding anything contained herein to the contrary, the Landlord shall not object unreasonably to any any alterations, improvements or modifications to the Leased Premises contemplated by subsection 12.2 of this Agreement except that the Landlord may object to any such alterations, improvements or modifications (i) which do not conform to Carnegie Center building standards or (ii) which, if left by the Tenant at the end of the Term, will cause expense to the Landlord for removal. If the reason stated in subparagraph (ii) of the preceding sentence is the sole basis for the objection, then Tenant may proceed with such alterations, improvements or modifications provided that Tenant agrees to remove the same by the expiration of the Term and to restore the Leased Premises at its expense to the condition which existed prior to such alterations, improvements or modifications. If Landlord objects to any alterations, improvements or modifications to the Leased Premises, it shall state its reasons in the notice objecting to the same.

13.   Landlord's Rights of Entry and Access.

The Landlord and Its authorized agents shall have the following rights of entry and access to the Leased Premises:

13.1. In case of any emergency or threatened emergency, at any time for any purpose which the Landlord reasonably believes under such circumstances will serve to prevent, eliminate or reduce the emergency, or the threat thereof, or damage or threatened damage to persons and property.

13.2. Upon at least one day's prior verbal advice to the Tenant, at any time for the purpose of erecting or constructing improvements, modifications, alterations and other changes to the Building or any portion thereof, including, without limiting the generality of the foregoing, the Leased Premises, the Common Facilities or the Property or for the purpose of repairing, maintaining or cleaning them, whether for the benefit of the Landlord, the Building, all tenants of Other Leased Premises in the Building, or one or more tenants of Other Leased Premises, the Carnegie Center Complex or others. In connection with any such improvements, modifications, alterations, other changes, repairs, maintenance or cleaning, the Landlord may close off such portions of the Property, the Building and the Common Facilities and interrupt such services as may be necessary to accomplish such work, without liability to the Tenant therefor and without such closing or interruption being deemed an eviction or constructive eviction or requiring an abatement of Rent. However, in accomplishing any such work, the Landlord shall endeavor not to materially interfere with the Tenant's use and enjoyment of the Leased Premises or the conduct of the Tenant's business and to minimize interference, inconvenience and annoyance to the Tenant. If the Tenant's access or the conduct of its business is interrupted for more than ten days then Basic Rent shall be abated proportionately until the interruption is ended.

13.3. At all reasonable hours, upon reasonable prior notice, for the purpose of operating, inspecting or examining the Building, including the Leased Premises, or the Property.

13.4. At any time after the Tenant has vacated the Leased Premises, for the purpose of preparing the Leased Premises for another tenant or prospective tenant.

13.5. At all reasonable hours, upon reasonable prior notice, for the purpose of showing the Building to prospective purchasers, mortgagees and prospective mortgagees and prospective ground lessees and lessors.

13.6. At all reasonable hours, upon reasonable prior notice, during the last six months of the Term for the purpose of showing the Leased Premises to prospective tenants thereof.

13.7. The mere enumeration of any right of the Landlord within this section 13 of the Agreement shall not be deemed to create an obligation on the part of the Landlord to exercise any such right unless the Landlord is affirmatively required to exercise such right elsewhere in this Agreement.

13.8. Notwithstanding any other provision to the contrary, the Landlord may not have access to room #137 except on prior arrangement with the Tenant and in the presence of an authorized representative of the Tenant.

14.   Liabilities and Insurance Obligations.

14.1. The Tenant shall, at the Tenant's own expense, purchase before the Commencement Date, and maintain in full force and effect throughout the Term and any other period during which the Tenant may have possession of the Leased Premises, the following types of insurance coverage from financially sound and reputable insurers, licensed by the State of New Jersey to provide such insurance and acceptable to the Landlord, in the minimum amounts set forth below, each of which insurance policies shall be for the benefit of, and shall name the Landlord, the Landlord's managing agent and mortgagees and ground lessors known to the Tenant, if any, of the Building, the Common Facilities, the Property or any interest therein, their successors and assigns as additional persons insured, and none of which insurance policies shall contain a "co-insurance" clause:

      14.1.1. commercial general liability insurance (including "broad form and contractual liability" coverage) and excess ("umbrella") insurance which, without limiting the generality of the foregoing, considered together shall insure against such risks as bodily injury, death and property damage, with a combined single limit of not less than $2,000,000.00 for each occurrence (or such greater amounts as the Landlord may reasonably specify from time to time by notice to the Tenant, but only if all tenants are treated in the same manner); and

      14.1.2. "special" property insurance which, without limiting the generality of the foregoing, shall insure against the risk of damage and loss by reason of fire, explosion and all other peils commonly insured against under a "special" property insurance policy.

14.2. With respect to risks:

      14.2.1. as to which this Agreement requires either party to maintain insurance, or

      14.2.2. as to which either party is effectively insured and for which risks the other party may be liable,

      the party required to maintain such insurance and the party effectively insured shall use its best efforts to obtain a clause, if available from the respective insurer, in each such insurance policy expressly waiving any right of recovery, by reason of subrogation to such party's rights or otherwise, the respective insurer might otherwise have or obtain against the other party, so long as such a clause can be obtained in the respective insurance policy without additional premium cost. If such a clause can be obtained in the respective insurance policy, but only at additional premium cost, such party shall, by notice to the other party, promptly advise the other party of such fact and the amount of the additional premium cost. If the other party desires the inclusion of such a clause in the notifying party's respective insurance policy, the other party shall, within 10 days of receipt of the notifying party's notice, by notice advise the notifying party of its desire and enclose therewith its check in the full amount of the additional premium cost; otherwise the notifying party need not obtain such a clause in the respective insurance.

14.3. Each party hereby waives any right of recovery against the other party for any and all damages for property losses and property damages which are actually insured by either party, but only to the extent:

      14.3.1. that the waiver set forth in this subsection 14.3 does not cause or result in any cancellation of, or diminution in, the insurance coverage otherwise available under any applicable insurance policy;

      14.3.2. of the proceeds of any applicable insurance policy (without adjustment for any deductible amount set forth therein) actually received by such party for such respective loss or damages; and

      14.3.3. the substance of the clause contemplated by subsection 14.2 of this Agreement is actually and effectively set forth in the respective insurance policy. The waiver set forth in this subsection 14.3 of the Agreement shall not apply with respect to liability insurance policies (as opposed to property and casualty insurance policies).

14.4. Each party hereby waives any right of recovery it might otherwise have against the other for losses and damages caused actively or passively, in whole or in part, by any of the risks either is required to insure against in accordance with subsections 14.1.1 or 14.1.2 or subsections 14.8.1 or
      18.8.2 of this Agreement, unless such waiver would cause or result in a cancellation of, or diminution in, the coverage of the policies of insurance against such risks.

14.5. The Landlord shall have no liability whatsoever to the Tenant or the Tenant's employees, other agents or Guests or anyone else for any death, bodily injury, property loss or other damages suffered by any of them or any of their property which is not caused directly or indirectly, in whole or in part, by the negligence or intentional act of the Landlord or its agents, employees or Guests.

14.6. Each policy of insurance required under subsections 14.1 and 14.8 of this Agreement shall include provisions to the effect that:

      14.6.1. no act or omission of the party securing the insurance, its employees, other agents or Guests shall result in a loss of insurance coverage otherwise available under such policy to any person required to be named as an additional insured in accordance with subsections 14.1 or 14.8 of this Agreement; and

      14.6.2. the insurance coverage afforded by such policy shall not be diminished, cancelled, permitted to expire or otherwise terminated at the insured's request for any reason except upon 10 days' prior written notice from the insurer to the extent required by the policy to every person required to be named as an additional insured in accordance with subsections 14.1 or
                  14.8 of this Agreement.

14.7. With respect to each type of insurance coverage referred to in subsection
      14.1 of this Agreement, prior to the Commencement Date the Tenant shall cause its insurer(s) to deliver to the Landlord the certificate(s) of the insurer(s) setting forth the name and address of the insurer, the name and address of each additional insured, the type of coverage provided, the limits of the coverage, any deductible amounts, the effective dates of coverage and that each policy under which coverage is provided affirmatively includes provisions to the effect set forth in subsection
      14.6 of this Agreement. In the event any of such certificates indicates a coverage termination date earlier than the end of the Term or the end of any other period during which the Tenant may have possession of the Leased Premises, no later than 10 days before any such coverage termination date, the Tenant shall deliver to the Landlord respective, equivalent, new certificate(s) of the insurer(s).

14.8. The Landlord shall purchase before the Commencement Date, and maintain in full force and effect throughout the Term the following types of insurance coverage from financially sound and reputable insurers, licensed by the State of New Jersey to provide such insurance, in the minimum amounts set forth below, each of which insurance policies shall be for the benefit of, and shall name the Landlord, the Landlord's managing agent and mortgagees and ground lessors, if any, of the Building, the Common Facilities, the Property or any interest therein, their successors and assigns as additional persons insured, and none of which insurance policies shall contain a "co-insurance" clause:

      14.8.1. commercial general liability insurance (including "broad form and contractual liability" coverage) and excess ("umbrella") insurance which, without limiting the generality of the foregoing, considered together shall insure against such risks as bodily injury, death and property damage, with a combined single limit of not less than $2,000,000.00 for each occurrence; and

      14.8.2. property and casualty, and "all risks" coverage insurance in an amount equal to the replacement value of the Building, including windstorm, flood, hail, explosion, other casualty, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; elevator, boiler and machinery insurance; use and occupancy insurance; and casualty rent insurance and all other casualties commonly insured against under an "all risks" insurance policy.

15.   Casualty Damage to Building or Leased Premises.

15.1. In the event of any damage to the Building or any portion thereof by fire or other casualty which was not caused directly or indirectly, in whole or in part, by the negligence or intentional act of the Tenant, its employees, other agents or Guests:

      15.1.1. with the result that the Leased Premises are rendered untenantable in whole or in part,

      15.1.2. regarding which, within 60 days after the occurrence of the casualty, the Landlord gives notice to the Tenant that the Landlord can restore the Leased Premises within 120 days after the occurrence of the casualty to such an extent that the Leased Premises are then fully tenantable, and

      15.1.3. regarding which the Landlord does restore the Leased Premises within such period of 120 days,

      then this Agreement shall remain in full force and effect, but Rent shall abate until such time as the Leased Premises are again fully tenantable and be reduced during such period by the amount which bears the same proportion to the Rent otherwise payable during such period as the gross rentable floor space of the Leased Premises which are rendered untenantable bears to the gross rentable floor space of the Leased Premises.

      Either party may elect to terminate this Agreement by written notice served within ten days after it is determined that the Landlord cannot restore the Leased Premises within 120 days after the occurrence of the casualty or if the Landlord fails to serve the notice contemplated by subsection 15.1.2 of this Agreement. The Tenant may also elect to terminate this Agreement by written notice served within ten days after the occurrence of the casualty if more than 25% of the Leased Premises are rendered untenantable by the casualty.

15.2. In the event of casualty damages in the circumstances set forth in subsection 15.1 of this Agreement which do not result in a termination of the Term, the Landlord shall cause restoration to proceed diligently and expediently to the extent the Landlord has received proceeds of any property, casualty or liability insurance on the damaged portions. The fact that the Landlord has not received such proceeds shall not be a ground to extend any time interval under section 15 of this Agreement.

15.3. The Tenant shall promptly advise the Landlord by the quickest means of communication of the occurrence or threatened occurrence of any casualty damage to the Building or the Leased Premises of which the Tenant becomes aware.

16.   Condemnation.

If the Leased Premises, or any portion thereof, or the Building or the Common Facilities, or any substantial portion of any of the foregoing, shall be acquired for any public or quasi public use or purpose by statute, right of eminent domain or private sale in lieu thereof, with the result the Tenant can not use and occupy the Leased Premises for the purpose set forth in subsection
7.1 of this Agreement, the Tenant hereby waives any claim against the Landlord, the condemning authority or other person acquiring same for any thing of value, tangible or intangible, including, without limiting the generality of the foregoing, the putative value of any leasehold interest or loss of the use of same, except for any right the Tenant might have to make a claim, independent of, and without reference to or having any effect on, any award or claim of the Landlord, against the condemning authority or other acquiring party regarding the value of the Tenant's installed trade fixtures and other installed equipment which are not removable from the Leased Premises or for ordinary and necessary moving expenses occasioned thereby. Providing there is no reduction in the award to the Landlord, the Tenant may recover any leasehold improvements installed at its expense and its expenses of moving.

17.   Assignment or Subletting by Tenant.

17.1. Except as may be specifically set forth in this section 17 of the Agreement, the Tenant shall not:

      17.1.1. assign, or purport to assign, this Agreement or any of the Tenant's rights hereunder;

      17.1.2. sublet, or purport to sublet, the Leased Premises or any portion thereof;

      17.1.3. license, or purport to license, the use or occupancy of the Leased Premises or any portion thereof;

      17.1.4. otherwise transfer, or attempt to transfer any interest including, without limiting the generality of the foregoing, a mortgage, pledge or security interest, in this Agreement, the Leased Premises or the right to the use and occupancy of the Leased Premises;

      17.1.5. publicize, or allow its agents or representatives to publicize, the proposed sublease or assignment in the newspaper or in other media or by broad based mailing at a rental rate per foot which is less than 95% of the current market rate for space in Carnegie Center; or

      17.1.6. indirectly accomplish, or permit or suffer the accomplishment of, any of the foregoing by merger or consolidation with another entity, by acquisition or disposition of assets or liabilities outside the ordinary course of the Tenant's business or by acquisition or disposition, by the Tenant's equity owners or subordinated creditors, of any of their respective interests in the Tenant.

17.2. The Tenant shall not assign this Agreement or any of the Tenant's rights hereunder or sublet the Leased Premises or any portion thereof without first receiving the Landlord's prior written consent, which shall not be unreasonably withheld or delayed. The Tenant's notice to the Landlord shall include:

      17.2.1. the full name, address and telephone number of the proposed assignee or sublessee;

      17.2.2. a description of the type(s) of business in which the proposed assignee or sublessee is engaged and proposes to engage;

      17.2.3. a description of the precise use to which the proposed assignee or sublessee intends to put the Leased Premises or portion thereof;

      17.2.4. the proposed assignee's or subtenant's most recent quarterly and annual financial statements prepared in accordance with generally accepted accounting principles and any other evidence of financial position and responsibility that the Tenant or proposed assignee or sublessee may desire to submit;

      17.2.5. by diagram and measurement of the actual square feet of floor space, the precise portion of the Leased Premises proposed to be subject to the assignment of this Agreement or to be sublet;

      17.2.6. a complete, accurate and detailed description of the terms of the proposed assignment or sublease including, without limiting the generality of the foregoing, all consideration paid or given, or proposed to be paid or to be given, by the proposed assignee, sublessee or other person to the Tenant and the respective times of payment or delivery; and

      17.2.7.     any other information reasonably requested by the Landlord.

17.3. By the expiration of the notice period contemplated by subsection 17.2 of this Agreement, the Landlord, in its sole discretion, shall take one of the following actions by notice to the Tenant:

      17.3.1. grant consent on the terms and conditions set forth in subsection 17.4 of this Agreement and such other reasonable terms and conditions set forth in the Landlord's notice; or

      17.3.2. refuse to grant consent for any of the reasons set forth in subsection 17.5 of this Agreement or for any other reasonable reason set forth in the Landlord's notice.

17.4. The Landlord's consent to the Tenant's proposed assignment or sublease, if granted under subsection 17.3.1 of this Agreement, shall be subject to all the following terms and conditions (and to any other terms and conditions permitted by that subsection):

      17.4.1. any proposed assignee or sublessee shall, by document executed and delivered forthwith to the Landlord, agree to be bound by all the obligations of the Tenant set forth in this Agreement;

      17.4.2. the Tenant shall remain liable under this Agreement, jointly and severally with any proposed assignee or sublessee, for the timely performance of all obligations of the Tenant set forth in this Agreement; and

      17.4.3. the Tenant shall forthwith deliver to the Landlord manually executed copies of all documents regarding the proposed assignment or sublease and a written, accurate and complete description, manually executed both by the Tenant and the proposed assignee or sublessee, of any other agreement, arrangement or understanding between them regarding the same.

      17.5.       The Landlord's refusal to grant consent under subsection
                  17.3.2 of this Agreement shall not be deemed an unreasonable withholding of consent if based upon any of the following reasons (or any other reason permitted by that subsection):

      17.5.1. the proposed sublease or assignment is to a tenant which will use the Leased Premises for a loan production office, any facility for retail banking or for a law firm;

      17.5.2.     the proposed sublease is for a term of less than one year;

      17.5.3. the proposed sublease is for a term which would expire after the Term;

      17.5.4. less than one year remains in the Term as of the proposed effective date of the proposed assignment or sublease; or

      17.5.5. the general reputation, financial position or ability or type of business of, or the anticipated use of the Leased Premises by, the proposed assignee or proposed sublessee is unsatisfactory to the Landlord or is inconsistent with those of tenants of Other Leased Premises or of the Carnegie Center Complex or inconsistent with any commitment made by the Landlord to any such other tenant.

17.6. Notwithstanding the foregoing provisions:

      17.6.1. the Tenant may assign or sublet up to 25% of the Leased Premises without permission, provided that the provisions of subsection 17.5 of this Agreement would not have permitted the Landlord to refuse to grant consent had the assignment or subletting been for 25% or more of the Leased Premises; and

      17.6.2. an assignment or sublease to a parent, subsidiary, affiliate, or successor in interest by merger of Tenant or by sale of stock or all or substantially all of Tenant's assets may be done without consent provided that (i) the Tenant complies with the requirements of subsection 17.4 of this Agreement; and (ii) the assignment is not to an entity formed for the purpose of avoiding the provisions of section 17 of this Agreement.

17.7. An assignment or sublease to a parent, subsidiary, affiliate, or successor in interest by merger of Tenant or by sale of stock or all or substantially all of Tenant's assets may be done without consent provided that (i) the Tenant complies with the requirements of subsection 17.4 of this Agreement; and (ii) the assignment is not to an entity formed for the purpose of avoiding the provisions of section 17 of this Agreement.

18.   Signs, Displays and Advertising.

18.1. The Tenant shall have one sign identifying the Landlord's assigned number for the Leased Premises at the principal entrance to the Leased Premises. The Tenant may identify itself in or on each of: the sign at the principal entrance to the Leased Premises, the Building directory and the directory, if any, on the floor of the Building on which the Leased Premises is located. All such signs, and the method and materials used in mounting and dismounting them, shall be in accordance with the Landlord's specifications. All such signs shall be provided and mounted by the Landlord at the Landlord's expense, except that the Tenant shall bear any expense of identifying itself on the sign at the principal entrance to the Leased Premises.

18.2. No other sign, advertisement, fixture or display shall be used by the Tenant on the Property or in the Building or the Common Facilities. Any signs other than those specifically permitted under subsection 18.1 of this Agreement shall be removed promptly by the Tenant or by the Landlord at the Tenant's expense.

19.   Quiet Enjoyment.

The Landlord is the owner of the Building, the Property and those Common Facilities located on the Property. The Landlord has the right and authority to enter into and execute and deliver this Agreement with the Tenant. So long as an Event of Default shall not have occurred, the Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Term in accordance with this Agreement.

20.   Relocation

20.1. At any time and from time to time during the Term, on at least 120 days' prior notice to the Tenant, the Landlord shall have the right to move the Tenant out of the Leased Premises and into premises having at least equal floor space located in the Building or in any other comparable building located in the Carnegie Center Complex for the duration of the Term. In the event the Landlord exercises this right of relocation, the Landlord shall decorate the new premises similarly to the Leased Premises and remove, relocate and reinstall the Tenant's furniture, trade fixtures, furnishings and equipment, all at the sole cost and expense of the Landlord. When the substitute new premises are ready, the Tenant shall surrender the Leased Premises. Following any such relocation, this Agreement shall continue in full force and effect except for the description of the Leased Premises, the Building and the Property which, upon completion of such relocation, shall be deemed amended to describe the substitute new premises, building and property, respectively, to which the Tenant shall have been relocated in accordance with this section 20 of the Agreement.

20.2. Notwithstanding the foregoing provisions, relocation will not be permitted during the first five years of the Term nor during the last 18 months of the Term. Any relocation outside the foregoing moratorium period shall comply with the following conditions: (i) The space shall (a) be located in a building in the 200 series; (b) have a greenway view; (c) have the same linear window expanse as that in the proposed building 202 suite; (d) have a cafeteria in the building; (e) have deck parking; and (ii) the costs of moving shall be paid by Landlord in accordance with the following provisions:

      20.2.1. Landlord shall remove, relocate and reinstall Tenant's equipment, furniture and fixtures;

      20.2.2. Landlord shall redecorate the new space similar to the old space; and

      20.2.3. Landlord shall bear all reasonable incidental expenses, if any.

21.   Surrender.

Upon termination of the Term, or at any other time at which the Landlord, by virtue of any provision of this Agreement or otherwise has the right to re-enter and re-take possession of the Leased Premises, the Tenant shall surrender possession of the Leased Premises; remove from the Leased Premises all property owned by the Tenant which Tenant chooses to remove (whether affixed to the Leased Premises, or not); remove from the Leased Premises all property owned by anyone else other than the Landlord; remove from the Leased Premises any alterations, improvements or other modifications to the Leased Premises that the Landlord specified would have to be removed in a notice pursuant to subsection
12.4 of
this Agreement; make any repairs required by any such removal; clean the Leased Premises; leave the Leased Premises in as good order and condition as it was upon the completion of any improvements contemplated by section 5 of this Agreement, ordinary wear and use excepted; return all copies of all keys and passes to the Leased Premises, the Common Facilities and the Building to the Landlord; and receive the Landlord's written acceptance of the Tenant's surrender. The Landlord shall not be deemed to have accepted the Tenant's surrender of the Leased Premises unless and until the Landlord shall have executed and delivered the Landlord's written acceptance of surrender to the Tenant, which shall not be unreasonably withheld or delayed.

22.   Events of Default.

The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

22.1. the Tenant's failure to pay any installment of Basic Rent or any amount of Additional Rent within five days of the date when it is first due, provided that if such failure occurs more than twice in any twelve month period then, thereafter, the Tenant's failure to pay any installment of Basic Rent or any amount of Additional Rent when it is first due;

22.2. the Tenant's failure to perform any of its obligations under this Agreement if such failure has caused, or may cause, loss or damage that can not promptly be cured by subsequent act of the Tenant including, but not limited to, an assignment or subletting in violation of the terms of this Agreement;

22.3. the Tenant's failure to complete performance of any of the Tenant's obligations under this Agreement (other than those contemplated by subsections 22.1 and 22.2 of this Agreement) within 15 days after the Landlord shall have given notice to the Tenant specifying which of the Tenant's obligations has not been performed and in what respects, unless completion of performance within such period of 15 days is not possible using diligence and expedience, then within a reasonable time of the Landlord's notice so long as the Tenant shall have commenced substantial performance within such period of 15 days and shall have continued to provide substantial performance, diligently and expediently, through to completion of performance;

22.4. the discovery that any material representation made by the Tenant in this Agreement shall have been inaccurate or incomplete in any material respect either on the date it was made or the date as of which it was made;

22.5. the sale, transfer or other disposition of any interest of the Tenant in the Leased Premises by way of execution or other legal process;

22.6. with the exception of those of the following events to which section 365 of the Bankruptcy Code shall apply in the context of an office lease (in which case subsection 22.7 of this Agreement shall apply):

      22.6.1.     the Tenant's becoming a "debtor," as that term is defined in section 101 of the Bankruptcy Code;

      22.6.2. any time when either the value of the Tenant's liabilities exceed the value of the Tenant's assets or the Tenant is unable to pay its obligations as and when they respectively become due in the ordinary course of business;

      22.6.3. the appointment of a receiver or trustee of the Tenant's property or affairs; or

      22.6.4. the Tenant's making an assignment for the benefit of, or an arrangement with or among, creditors or filing a petition in insolvency or for reorganization or for the appointment of a receiver;

22.7. in the event of the occurrence of any of the events enumerated in subsection 22.6 of this Agreement to which section 365 of the Bankruptcy Code shall apply in the context of an office lease, the earlier of the bankruptcy trustee's rejection or deemed rejection (as those terms are used in section 365 of the Bankruptcy
      Code) of this Agreement; or

22.8. the Tenant's abandoning the Leased Premises before expiration of the Term without the prior written consent of the Landlord.

23.   Rights and Remedies.

      23.1. Upon the occurrence of an Event of Default the Landlord shall have all the following rights and remedies:

      23.1.1. to elect to terminate the Term by giving notice of such election, and the effective date thereof, to the Tenant and to receive Termination Damages;

      23.1.2. to elect to re-enter and re-take possession of the Leased Premises, without thereby terminating the Term, by giving notice of such election, and the effective date thereof, to the Tenant and to receive Re-Leasing Damages;

      23.1.3. if the Tenant remains in possession of the Leased Premises after the Tenant's obligation to surrender the Leased Premises shall have arisen, to remove the Tenant and the Tenant's and any others' possessions from the Leased Premises by any of the following means without any liability to the Tenant therefor, any such liability to the Tenant therefor which might otherwise arise being hereby waived by the Tenant: legal proceedings (summary or otherwise), writ of dispossession and any other means and to receive Holdover Damages and, except in the circumstances contemplated by section 20 of this Agreement, to receive all expenses incurred in removing the Tenant and the Tenant's and any others' possessions from the Leased Premises, and of storing such possessions if the Landlord so elects;

      23.1.4. to be awarded specific performance, temporary restraints and preliminary and permanent injunctive relief regarding Events of Default where the Landlord's rights and remedies at law may be inadequate, without the necessity of proving actual damages or the inadequacy of the rights and remedies at law;

      23.1.5. to receive all expenses incurred in securing, preserving, maintaining and operating the Leased Premises during any period of vacancy, in making repairs to the Leased Premises, in preparing the Leased Premises for re-leasing and in re-leasing the Leased Premises including, without limiting the generality of the foregoing, any brokerage commissions;

      23.1.6. to receive all reasonable legal expenses, including without limiting the generality of the foregoing, attorneys' fees incurred in connection with pursuing any of the Landlord's rights and remedies, including indemnification rights and remedies;

      23.1.7. if the Landlord, in its sole discretion, elects to perform any obligation of the Tenant under this Agreement (other than the obligation to pay Rent) which the Tenant has not timely performed, to receive all expenses incurred in so doing;

      23.1.8. to elect to pursue any legal or equitable right and remedy available to the Landlord under this Agreement or otherwise; and

      23.1.9. to elect any combination, or any sequential combination of any of the rights and remedies set forth in subsection 23.1 of this Agreement.

23.2. In the event the Landlord elects the right and remedy set forth in subsection 23.1.1 of this Agreement, Termination Damages shall be equal to the amount which, at the time of actual payment thereof to the Landlord, is the sum of:

      23.2.1.     all accrued but unpaid Rent;

      23.2.2. the present value (calculated using the most recently available (at the time of calculation) published weekly average yield on United States Treasury securities having maturities comparable to the balance of the then remaining
                  Term) of the sum of all payments of Rent remaining due (at the time of calculation) until the date the Term would have expired (had there been no election to terminate it earlier) less the present value (similarly calculated) of all payments of rent to be received through the end of the Term (had there been no election to termination it earlier) from a lessee, if any, of the Leased Premises at the time of calculation (and it shall be assumed for purposes of such calculations that (i) the amount of future Additional Rent due per year under this Agreement will be equal to the average Additional Rent per month due during the 12 full calendar months immediately preceding the date of any such calculation, increasing annually at a rate of eight percent compounded, (ii) if any calculation is made before the first anniversary of the end of the No Pass Through Period, the average Additional Rent due for any month after the end of the No Pass Through Period will be equal to nine percent of the sum of the Base Year Operating Expenses, Base Year Taxes and Tenant Electric Charges (considered on an annual basis), (iii) if any calculation is made before the beginning of the Base Year, the sum of Base Year Taxes and Base Year Operational Expenses shall be assumed to be $5.00 per gross rentable square foot and (iv) if any calculation is made before the end of the Base Year, Base Year Taxes and Base Year Operational Expenses may be extrapolated based on the year to date experience of the Landlord);

      23.2.3. the Landlord's reasonably estimated cost of demolishing any leasehold improvements to the Leased Premises; and

      23.2.4. that amount, which as of the occurrence of the Event of Default, bears the same ratio to the costs, if any, incurred by the Landlord (and not paid by the Tenant) in building out the Leased Premises in accordance with section 5 of this Agreement as the number of months remaining in the Term (immediately before the occurrence of the Event of Default) bears to the number of months in the entire Term (immediately before the occurrence of the Event of Default).

23.3. In the event the Landlord elects the right and remedy set forth in subsection 23.1.2 of this Agreement, Re-Leasing Damages shall be equal to the Rent less any rent actually and timely received by the Landlord from any lessee of the Leased Premises or any portion thereof, payable at the respective times that Rent is payable under the Agreement plus the cost, if any, to the Landlord of building out or otherwise preparing the Leased Premises for, and leasing the Leased Premises to, any such lessee.

23.4. In the event the Landlord elects the right and remedy set forth in subsection 23.1.3. of this Agreement, Holdover Damages shall mean damages at the rate per month or part thereof equal to the greater of: (a) one and one-half times one-twelfth of the then Market Rental Rate plus all Additional Rent as set forth in this Agreement or (b) double the average amount of all payments of Rent due under this Agreement during each of the last 12 full calendar months prior to the Landlord's so electing or, in the event the Term shall have terminated by expiration under subsection
      24.1.1. of this Agreement, the last full 12 calendar months of the Term, in either case payable in full on the first day of each holdover month or part thereof.

23.5. In connection with any summary proceeding to dispossess and remove the Tenant from the Leased Premises under subsection 23.1.3 of this Agreement, the Tenant hereby waives:

      23.5.1. any notices for delivery of possession thereof, of termination, of demand for removal therefrom, of the cause therefor, to cease, to quit and all other notices that might otherwise be required pursuant to 2A.
                  N.J.S.A. Section 18-53 et seq;

      23.5.2. any right the Tenant might otherwise have to cause a termination of the action or proceeding by paying to the Landlord or into court or otherwise any Rent in arrears;

      23.5.3. any right the Tenant might otherwise have to a period of waiting between issuance of any warrant in execution of any judgment for possession obtained by the Landlord and the execution thereof;

      23.5.4. any right the Tenant might otherwise have to transfer or remove such proceeding from the court (or the particular division or part of the court) or other forum in which it shall have been instituted by the Landlord to another court, division or part;

      23.5.5. any right the Tenant might otherwise have to redeem the Tenant's former leasehold interest between the entry of any judgment and the execution of any warrant issued in connection therewith by paying to the Landlord or into Court or otherwise any Rent in arrears; and

      23.5.6. any right the Tenant might otherwise have to appeal any judgment awarding possession of the Leased Premises to the Landlord.

23.6. The enumeration of rights and remedies in this section 23 of the Agreement is not intended to be exhaustive or exclusive of any rights and remedies which might otherwise be available to the Landlord, or to force an election of one or more rights and remedies to the exclusion of others, concurrently, consecutively or sequentially. On the contrary, each right and remedy enumerated in this section 23 of the Agreement is intended to be cumulative with each other right and remedy enumerated in this section 23 of the Agreement and with each other right and remedy that might otherwise be available to the Landlord; and the selection of one or more of such rights and remedies at any time shall not be deemed to prevent resort to one or more others of such rights and remedies at the same time or a subsequent time, even with regard to the same occurrence sought to be remedied.

23.7. Because the Tenant has been granted a relatively unfettered right to sublet and assign, it is expressly understood and agreed that the Landlord shall have no duty to mitigate damages. In the event the Landlord elects the right and remedy set forth in subsection 23.1.2. of this Agreement, Re-Leasing Damages shall be equal to the Rent less any rent actually and timely received by the Landlord from any lessee of the Leased Premises or any portion thereof, payable at the respective times that Rent is payable under the Agreement plus the cost, if any, to the Landlord of building out or otherwise preparing the Leased Premises for, and leasing the Leased Premises to, any such lessee. The Landlord may relet some or all of the Leased Premises but shall have no duty to do so. The Tenant shall retain its rights to sublet or assign the Leased Premises, or portions thereof, pursuant to Article 17 hereof except to the extent that the Landlord shall have already relet the same which shall abrogate the Tenant's rights, pro tanto.

24.   Termination of the Term.

24.1. The Term shall terminate upon the earliest of the following events to occur:

      24.1.1. expiration of the Term including, but not limited to, by reason of a condemnation or a transfer in lieu thereof;

      24.1.2. in connection with a transaction contemplated by section 16 of this Agreement, the later of (a) the vesting of the acquiring party's right to possession or (b) the Tenant's vacating the Leased Premises;

      24.1.3. under the circumstances contemplated by subsection 15.1 of this Agreement, upon the Tenant's giving prompt notice of the failure of the

                  Landlord to give, on a timely basis, the notice contemplated by subsection 15.1.2. of this Agreement and that the Tenant desires termination of the Term (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered untenantable and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered untenantable);

      24.1.4. under the circumstances contemplated by subsection 15.1. of this Agreement, upon the expiration of 45 additional days (without the Landlord's completion of restoration in the interim) after the Tenant shall have given prompt notice that the Landlord has not restored the Leased Premises on a timely basis and that the Tenant desires termination of the Term (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered untenantable and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered untenantable); or

      24.1.5. the effective date of any election by the Landlord to terminate the Term under subsection 23.1.1. of this Agreement.

24.2. No termination of the Term shall have the effect of releasing the Tenant from any obligation or liability theretofore or thereby incurred and, until the Tenant shall have surrendered the Leased Premises in accordance with section 21 of this Agreement, from any obligation or liability thereafter incurred.

25.   Mortgage and Underlying Lease Priority.

25.1. This Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are, and shall always be, subordinate to any mortgage (other than a mortgage created by the Tenant or a sale, transfer or other disposition by the Tenant in-the nature of a security interest in violation of subsections 17.1.4. and 22.5, respectively, of this Agreement) already or afterwards placed on the Carnegie Center Complex, the Property, the Common Facilities, the Building or any estate or interest therein including, without limiting the generality of the foregoing, any new mortgage or any mortgage extension, renewal, modification, consolidation, replacement, supplement or substitution. This Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are, and shall always be, subordinate to any ground lease already or afterwards made with regard to the Carnegie Center Complex, the Property, the Common Facilities, the Building or any estate or interest therein including, without limiting the generality of the foregoing, any new ground lease or any ground lease extension, renewal, modification, consolidation, replacement, supplement or substitution. The provisions of this section 25 of the Agreement shall be self-effecting; and no further instrument shall be necessary to effect any such subordination. Nevertheless, the Tenant hereby consents that any mortgagee or mortgagee's successor in interest may, at any time and from time to time, by notice to the Tenant, subordinate its mortgage to the estate and interest created by this Agreement; and upon the giving of such notice, the subject mortgage shall be deemed subordinate to the estate and interest created by this Agreement regardless of the respective times of execution or delivery of either or of recording the subject mortgage.

25.2. Notwithstanding anything to the contrary that may be set forth in subsection 25.1 of this Agreement, the Landlord shall obtain from each such mortgagee and ground lessor its respective standard form of nondisturbance, attornment and subordination agreement including a provision to the effect that, in the event of enforcement of any remedies provided in the respective mortgage or ground lease, respectively, or otherwise, so long as an Event of Default shall not have occurred, the Tenant shall not be disturbed in its possession of the Leased Premises in accordance with this Agreement and the rights set forth in favor of the Tenant in subsections 44.2.1 through 44.2.3 of this Agreement shall be honored.

26.   Transfer by Landlord.

26.1. The Landlord shall have the right at any time and from time to time to sell, transfer, lease or otherwise dispose of the Carnegie Center Complex, the Property, the Common Facilities or the Building or any of the Landlord's interests therein, or to assign this Agreement or any of the Landlord's rights thereunder.

26.2. Upon giving notice of the occurrence of any transaction contemplated by subsection 26.1 of this Agreement, the Landlord shall thereby be relieved of any obligation that might otherwise exist under this Agreement with respect to periods subsequent to the effective date of any such transaction. If, in connection with any transaction contemplated by subsection 26.1 of this Agreement the Landlord transfers, or makes allowance for, any Security Deposit of the Tenant and gives notice of that fact to the Tenant, the Landlord shall thereby be relieved of any further obligation to the Tenant with regard to any such Security Deposit; and the Tenant shall look solely to the transferee with respect to any such Security Deposit.

26.3. In the event of the occurrence of any transaction contemplated by subsection 26.1 of this Agreement the Tenant, upon written request therefor from the transferee, shall attorn to and become the tenant of such transferee upon the terms and conditions set forth in this Agreement.

26.4. Notwithstanding anything to the contrary that may be set forth in subsections 26.1, 26.2 and 26.3 of this Agreement, in the event any mortgage contemplated by section 25 of this Agreement is enforced by the respective mortgagee pursuant to remedies provided in the mortgage or otherwise provided by law or equity and any person succeeds to the interest of the Landlord as a result of, or in connection with, any such enforcement, the Tenant shall, upon the request of such successor in interest, automatically attorn to and become the Tenant of such successor in interest without any change in the terms or provisions of this Agreement, except that such successor in interest shall not be bound by:
      (a) any payment of Basic Rent or Additional Rent (exclusive of prepayments in the nature of a Security Deposit) for more than one month in advance or
      (b) any amendment or other modification of this Agreement which was made without the consent of such mortgagee or such successor in interest; and, upon the request of such successor in interest, the Tenant shall execute, acknowledge and deliver any instrument(s) confirming such attornment.

26.5. If this Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are ever subject and subordinate to any ground lease contemplated by section 25 of this Agreement:

      26.5.1. upon the expiration or earlier termination of the term of any such ground lease before the termination of the Term under this Agreement, the Tenant shall attorn to, and become the Tenant of, the lessor under any such ground lease and recognize such lessor as the Landlord under this Agreement for the balance of the Term; and

      26.5.2. such expiration or earlier termination of the term of any such ground lease shall have no effect on the Term under this Agreement.

27.   Indemnification.

27.1. The Tenant shall, and hereby does, indemnify the Landlord against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including, without limiting the generality of the foregoing, reasonable expenses of investigation, defense and enforcement thereof or of the obligation set forth in subsection 27.1 of this Agreement including, without limiting the generality of the foregoing, reasonable attorneys' fees, imposed on or incurred by the Landlord in connection with any of the following matters which occurs during the Term:

      27.1.1. any matter, cause or thing arising out of the use, occupancy, control or management of the Leased Premises or any portion thereof which is not caused by the Landlord's negligence or intentional acts or the negligence or intentional acts of Landlord's agents, employees or Guests;

      27.1.2. any negligence or intentional act on the part of the Tenant or any of its employees, other agents or Guests;

      27.1.3. any accident, injury or damage to any person or property occurring in the Leased Premises which is not caused by the Landlord's negligence or intentional acts or the negligence or intentional acts of Landlord's agents, employees or Guests;

      27.1.4. any material representation made by the Tenant in this Agreement shall have been inaccurate or incomplete in any material respect either on the date it was made or the date as of which it was made;

      27.1.5. the imposition of any mechanic's, materialman's or other lien on the Property, the Common Facilities, the Building, the Leased Premises or any portion of any of the foregoing which is not discharged or bonded within thirty days, or the filing of any notice of intention to obtain any such lien, in connection with any alteration, improvement or other modification of the Leased Premises made or authorized by the Tenant (which indemnification obligation shall be deemed to include the Tenant's obligations set forth in subsection
                  12.2.4.3 of this Agreement); or

      27.1.6. any failure on the part of the Tenant to perform or comply with any obligation of the Tenant set forth in this Agreement, including, but not limited to, the requirements of subsection
                  7.2.12 of this Agreement.

27.2. The Landlord shall, and hereby does, indemnify the Tenant against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including, without limiting the generality of the foregoing, reasonable expenses of investigation, defense and enforcement thereof or of the obligation set forth in subsection 27.2 of this Agreement including, without limiting the generality of the foregoing, reasonable attorneys' fees, imposed on or incurred by the Tenant in connection with any of the following matters which occurs during the Term:

      27.1.1. any matter, cause or thing arising out of the use, occupancy, control or management of the Building or any portion thereof which is not caused by the Tenant's negligence or intentional acts or the negligence or intentional acts of Tenant's agents, employees or Guests;

      27.1.2. any negligence or intentional act on the part of the Landlord or any of its employees, other agents or Guests;

      27.1.3. any accident, injury or damage to any person or property occurring in or about the Leased Premises which is not caused by the Tenant's negligence or intentional acts or the negligence or intentional acts of Tenant's agents, employees or Guests; or

      27.1.4. any material representation made by the Landlord in this Agreement shall have been inaccurate or incomplete in any material respect either on the date it was made or the date as of which it was made.

27.3. Payment of indemnification claims by the either party to the other shall be due upon the party's giving notice thereof to the other party.

27.4. The Landlord or Tenant shall promptly give notice of any claim asserted, or action or proceeding commenced, against it as to which it intends to claim indemnification from the other party and, upon notice from the party so requesting, shall forward to the other party copies of all claim or litigation documents received by it. Upon receipt of such notice the party may, by notice to the other party, participate therein and, to the extent it may desire, assume the defense thereof through independent counsel selected by the such party and reasonably satisfactory to the other party. Neither the Landlord nor the Tenant shall be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of the other party.

28.   Parties' Liability.

28.1. None of the following occurrences shall constitute a breach of this Agreement by the Landlord, a termination of the Term, an active or constructive eviction or an occurrence requiring an abatement of Rent:

      28.1.1. the inability of the Landlord to provide any utility or service to be provided by the Landlord, as described in section 8 of this Agreement which is due to causes beyond the Landlord's control, or to necessary or advisable improvements, maintenance, repairs or emergency, so long as the Landlord uses reasonable efforts and diligence under the circumstances to restore the interrupted service or utility;

      28.1.2. any improvement, modification, alteration or other change made to the Carnegie Center Complex, the Property, the Building or the Common Facilities by the Landlord consistently with the Landlord's obligations set forth in subsection 13.2 of this Agreement; and

      28.1.3.     any change in any Federal, state or local law or ordinance.

28.2. Except for the commencement, duration or termination of the Term (other than under the circumstances contemplated by subsection 15.1 of this Agreement), the Tenant's obligation to make timely payments of Rent, the Tenant's obligation to maintain certain insurance coverage in effect, the Tenant's failure to perform any of its other obligations under this Agreement if such failure has caused loss or damage that can not promptly be cured by subsequent act of the Tenant and the period within which any Option to Renew or any other type of option or optional right exercisable by the Tenant must be exercised, any period of time during which the Landlord or the Tenant is prevented from performing any of its respective obligations under this Agreement because of fire, any other casualty or catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, governmental prohibitions or preemptions, embargoes or inability to obtain labor or material due to shortage, governmental regulation or prohibition, shall be added to the time when such performance is otherwise required under this Agreement.

28.3. In the event the Landlord is an individual, partnership, joint venture, association or a participant in a joint tenancy or tenancy in common, the Landlord, the partners, venturers, members and joint owners shall not have any personal liability or obligation under or in connection with this Agreement or the Tenant's use and occupancy of the Leased Premises; but recourse shall be limited exclusively to the Landlord's interest in the Building.

28.4. If, at any time during the Term, the payment or collection of any Rent otherwise due under this Agreement shall be limited, frozen or otherwise subjected to a moratorium by applicable law, and such limitation, freeze or other moratorium shall subsequently be lifted, whether before or after the termination of the Term, such aggregate amount of Rent as shall not have been paid or collected during the Term on account of any such limitation, freeze or other moratorium, shall thereupon be due and payable at once. There shall be added to the maximum period of any otherwise applicable statute of limitation the entire period during which any such limitation, freeze or other moratorium shall have been in effect.

28.5. If this Agreement is executed by more than one person as Tenant, their liability under this Agreement and in connection with the use and occupancy of the Leased Premises shall be joint and several.

28.6. In the event any rate of interest, or other charge in the nature of interest, calculated as set forth in this Agreement would lead to the imposition of a rate of interest in excess of the maximum rate permitted by applicable usury law, only the maximum rate permitted shall be charged and collected.

28.7. The rule of construction that any ambiguities that may be contained in any contract shall be construed against the party drafting the contract shall be inapplicable in construing this Agreement.

29.   Security Deposit.

(This section is intentionally omitted.)

30.   Representations.

30.1. The Tenant hereby represents and warrants that:

      30.1.1. its Standard Industrial Classification (SIC) code is 7389 and it will promptly give notice of any change therein during the Term to the Landlord;

      30.1.2. no broker or other agent has shown the Leased Premises or the Building to the Tenant, or brought either to the Tenant's attention, or is the procuring cause of this Agreement, except The Garibaldi Group and Princeton Realty Advisors.

      30.1.3. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant have been duly and validly authorized by its general partners, to the extent required by their partnership agreement and applicable law, if the Tenant is a partnership or, if the Tenant is a corporation, by its board of directors and, if necessary, by its stockholders at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; and no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the Tenant's execution and delivery of this Agreement; and

      30.1.4. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant will not result in a breach or violation of, or constitute a default under, the provisions of any statute, charter, certificate of incorporation or bylaws or partnership agreement of the Tenant or any affiliate of the Tenant, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Tenant or any affiliate of the Tenant is a party, a subject or a recipient or by which the Tenant, any affiliate of the Tenant or any of their respective properties and other assets is bound.

30.2. The Landlord hereby represents and warrants that:

      30.2.1. no broker or other agent is the procuring cause of this Agreement, except The Garibaldi Group and Princeton Realty Advisors. The Garibaldi Group will be paid in accordance with the terms of the existing agreement between Carnegie Center Associates and The Garibaldi Group. Princeton Realty Advisors will be paid pursuant to a separate agreement with Landlord;

      30.2.2. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Landlord have been duly and validly authorized by its general partner, to the extent required by its partnership agreement and applicable law, and no other approval, partnership, governmental or otherwise, is required to authorize any of the foregoing except for the approval of Connecticut General Life Insurance Company, the holder of the first mortgage, or to give effect to the Landlord's execution and delivery of this Agreement;

      30.2.3. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Landlord will not result in a breach or violation of, or constitute a default under, the provisions of any statute, charter, or partnership agreement of the Landlord or any affiliate of the Landlord, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Landlord or any affiliate of the Landlord is a party, a subject or a recipient or by which the Landlord, any affiliate of the Landlord or any of their respective properties and other assets is bound, except as above stated; and

      30.2.4. at the time of the execution of this Agreement, the Building, the Common Facilities and the Leased Premises comply with applicable Federal, state and local statutes, ordinances, rules, regulations and orders including, but not limited to, the Americans with Disabilities Act.

31.   Reservation in Favor of Tenant.

Neither the Landlord's forwarding a copy of this document to any prospective tenant nor any other act on the part of the Landlord prior to execution and delivery of this Agreement by the Landlord shall give rise to any implication that any prospective tenant has a reservation, an option to lease or an outstanding offer to lease any premises.

32.   Tenant's Certificates and Mortgagee Notice Requirements.

32.1. Promptly upon request of the Landlord at any time or from time to time, but in no event more than five days after the Landlord's respective request, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an estoppel or other certificate, satisfactory in form and substance to the Landlord and any of its mortgagees, ground lessors or lessees or transferees or prospective mortgagees, ground lessors or lessees or transferees, with respect to any of or all the following matters:

      32.1.1.     whether this Agreement is then in full force and effect;

      32.1.2. whether this Agreement has not been amended, modified, superseded, canceled, repudiated or revoked;

      32.1.3. whether the Landlord has satisfactorily completed all construction work, if any, required of the Landlord or contractors selected and retained by the Landlord in connection with readying the Leased Premises for occupancy by the Tenant in accordance with section 5 of this Agreement;

      32.1.4. whether the Tenant is then in actual possession of the Leased Premises;

      32.1.5. whether the Tenant then has no defenses or counterclaims under this Agreement or otherwise against the Landlord or with respect to the Leased Premises;

      32.1.6. whether Landlord is not then in breach of this Agreement in any respect;

      32.1.7. whether the Tenant then has no knowledge of any assignment of this Agreement, the pledging or granting of any security interest in this Agreement or in Rent due and to become due under this Agreement;

      32.1.8. whether Rent is not then accruing under this Agreement in accordance with its terms;

      32.1.9.     whether any Rent is not then in arrears;

      32.1.10. whether Rent due or to become due under this Agreement has not been prepaid by more than one month;

      32.1.11. if the response to any of the foregoing matters is in the negative, a specification of all the precise reasons that necessitated the negative response in each instance; and

      32.1.12. any other matter reasonably requested by the Landlord or any of its mortgagees, ground lessors or lessees or transferees or prospective mortgagees, ground lessors or lessees or transferees, including, without limiting the generality of the foregoing, such information as the Landlord may request for purposes of assuring compliance with the Industrial Site Recovery Act (13 N.J.S.A. Section 1K-6 et seq.), as it may be amended, and any other applicable Federal, state or local statute, ordinance, rule, regulation or order concerned with environmental matters.

32.2. If, in connection with the Landlord's or a prospective transferee's obtaining financing or refinancing of the Carnegie Center Complex, the Property, the Building, the Common Facilities, any portion thereof or any interest therein, the Landlord or a prospective lender shall so request, the Tenant shall furnish to the requesting party within 15 days of the request:

      32.2.1. its written consent to any requested modifications of this Agreement provided that, in each such instance, the requested modification does not increase the Rent otherwise due or, in the reasonable judgment of the Tenant, otherwise increase the obligations of the Tenant under this Agreement or adversely affect the Tenant's leasehold interest created hereby or the Tenant's use and enjoyment of the Leased Premises (except in the circumstances contemplated by section 16 of this Agreement) or, reduce the Landlord's obligations hereunder; and

      32.2.2. summary financial information regarding its financial position as of the close of its most recently completed fiscal year and its most recently completed interim fiscal period and regarding its results of operations for the periods then ended and comparable year earlier periods, certified by Tenant's chief financial officer to be a complete, accurate and fair presentation of the summary financial information purporting to be set forth therein.

32.3. If the Landlord or any of its mortgagees gives notice to the Tenant of any of their respective names and addresses from time to time, the Tenant shall give notice to each such mortgagee of any notice of breach or default previously or afterwards given by the Tenant to the Landlord under this Agreement and provide in such notice that if the Landlord has not cured such breach or default within any permissible cure period then such mortgagee shall have the greater of (a) an additional period of 30 days or
      (b) if such default cannot practically be cured within such period, such additional period as is reasonable under the circumstances, within which to cure such default. Upon request of the Landlord at any time or from time to time, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an acknowledgment of receipt of any such notice, an acknowledgment of receipt of any notice of assignment of this Agreement or rights hereunder by the Landlord to any of its mortgagees and the Tenant's agreement to the foregoing effect on the respective forms, if any, furnished by the Landlord or the respective mortgagees.

32.4. (i) 30 days prior to the termination of the Term and (ii) 30 days prior to any relocation of the Tenant from the Leased Premises (as constituted on the Commencement Date), the Tenant shall obtain from the New Jersey Department of Environmental Protection, and deliver to the Landlord, the Department's unconditional certificate of non-applicability or approval of the Tenant's negative declaration or clean-up plan, together with copies of all documents furnished to the Department in connection with obtaining such certificate or approval. The Landlord shall cooperate with the Tenant by supplying any information reasonably required and by signing any affidavit in connection therewith as long as the Landlord may state that it relies upon the information supplied by the Tenant, if that is the case.

33.   Waiver of Jury Trial and Arbitration.

The parties hereby waive any right they might otherwise have to a trial by jury in connection with any dispute arising out of or in connection with this Agreement or the use and occupancy of the Leased Premises; and they hereby consent to arbitration of any such dispute in Princeton, New Jersey, in accordance with the rules for commercial arbitration of the American Arbitration Association or successor organization, except that the Landlord, in its sole discretion, may, with respect to any dispute involving either (i) the Landlord's right to re-enter and re-take possession of the Leased Premises or (ii) the determination of money damages following the occurrence of an Event of Default under this Agreement, elect to pursue any of or all its rights in any court of competent jurisdiction. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

34.   Severability.

In the event that any provision of this Agreement, or the application of any provision in any instance, shall be conclusively determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of the balance of this Agreement.

35.   Notices.

All notices contemplated by, permitted or required by this Agreement shall be in writing. All notices required by this Agreement shall be personally delivered or forwarded by certified mail--return receipt requested, addressed to the intended party at its address first set forth above (adding, in the case of notices to the Landlord after the Commencement Date, "Attention: Lease Administration") or, in the case of notices to the Tenant during the Term or any other period during which the Tenant shall be in possession of the Leased Premises, at the Leased Premises with a copy to Christopher S. Tarr, Esq., 600 College Road East, Princeton, NJ 08540. Either party may from time to time change the address prescribed in this Agreement for notices to it by notice to the other. All notices required under this Agreement shall be deemed given upon their deposit, properly addressed and postage prepaid, in a postal depository or upon personal delivery to the intended party, regardless of whether delivery shall be refused.

36.   Captions.

Captions have been inserted at the beginning of each section of this Agreement for convenience of reference only and such captions shall not affect the construction or interpretation of any such section of this Agreement.

37.   Counterparts.

This Agreement may be executed in more than one counterpart, each of which shall constitute an original of this Agreement but all of which, taken together, shall constitute one and the same Agreement.

38.   Applicable Law.

This Agreement and the obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.

39.   Exclusive Benefit.

Except as may be otherwise specifically set forth in this Agreement, this Agreement is made exclusively for the benefit of the parties hereto and their permitted assignees and no one else shall be entitled to any right, remedy or claim by reason of any provision of this Agreement.

40.   Successors.

This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

41.   Amendments.

This Agreement contains the entire agreement of the parties hereto, subsumes all prior discussions and negotiations and, except as may otherwise be specifically set forth in this Agreement, this Agreement may not be amended or otherwise modified except by a writing signed by all the parties to this Agreement.

42.   Waiver.

Except as may otherwise be specifically set forth in this Agreement, the failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty set forth in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement. The Landlord's acceptance of, or endorsement on, any partial payment of Rent or any late payment of Rent from the Tenant shall not operate as a waiver of the Landlord's right to the balance of the Rent due on a timely basis regardless of any writing to the contrary on, or accompanying, the Tenant's partial payment or the Landlord's putative acquiescence therein.

43.   Course of Performance.

No course of dealing or performance by the parties, or any of them, shall be admissible for the purpose of obtaining an interpretation or construction of this Agreement at variance with the express language of the Agreement itself.

44.   Landlord's Concessions.


44.1. If no Event of Default shall have occurred or, if an Event of Default shall have occurred, the Tenant shall have previously cured it in full:

      44.1.1. Whenever the Landlord knows that the contiguous space shown on Exhibit A as Space A in the south wing of the first floor of the Building will become available for leasing, the Landlord shall give notice to the Tenant offering to lease Space A to the Tenant at the Market Rental Rate specified in the notice for a term commencing on the date set forth and continuing for the interval specified. The requirement imposed upon the Landlord by this subsection 44.1.1. with respect to Space A shall continue in effect until the earlier of: (i) the Tenant's timely and otherwise proper acceptance of any such offer made by the Landlord or (ii) the Tenant's failure to timely and otherwise properly accept any such offer made by the Landlord. The Tenant shall have the right, exercisable exclusively at the time and in the manner set forth below in subsection 44.1.3, to accept the rentable floor space offered (as set forth below) at the Market Rental Rate and for the term specified. This is the "Right to Lease Additional Space A".

      44.1.1. Whenever the Landlord knows that the space shown on Exhibit A as Space B in the south wing of the first floor of the Building will become available for leasing, the Landlord shall give notice to the Tenant offering to lease Space B to the Tenant at the Market Rental Rate specified in the notice for a term commencing on the date set forth and continuing for the interval specified. The requirement imposed upon the Landlord by this subsection 44.1.2 with respect to Space B shall commence on the tenth day after the Tenant shall give notice of its desire to lease additional space as specified in the notice and shall continue in effect until the earlier of: (i) the Tenant's timely and otherwise proper acceptance of any such offer made by the Landlord or (ii) the Tenant's failure to timely and otherwise properly accept any such offer made by the Landlord. The Tenant shall have the right, exercisable exclusively at the time and in the manner set forth below in subsection 44.1.3, to accept the rentable floor space offered (as set forth below) at the Market Rental Rate and for the term specified. This is the "Right to Lease Additional Space B".

      44.1.3. The Tenant shall exercise its right to accept any Landlord's offer of additional space contemplated by subsections 44.1.1 and 44.1.2 of this Agreement, by giving notice of acceptance to the Landlord within ten business days after the Landlord gives notice of the offer to the Tenant. All additional space leased by the Tenant pursuant to the exercise of any Right to Lease Additional Space shall be taken AS IS. The annual rate of Basic Rent for the additional premises shall be the Market Rental Rate, as set forth in the Landlord's notice to the Tenant, unless the Tenant serves a notice upon the Landlord which affirmatively indicates that the Market Rental Rate for the space is not acceptable, in which case the Basic Rent for the additional premises shall be that amount which is the product of the rentable floor space of the additional premises, multiplied by the lesser of (a) the Market Rental Rate on a rentable square foot basis as set forth in the Landlord's notice to the Tenant, or (b) the Market Rental Rate on a rentable foot basis determined in accordance with the alternate procedure set forth in the definition of Market Rental Rate. If the Tenant fails timely to accept any offer of the Landlord, its Right to Lease Additional Space A or the Right to Lease Additional Space B, as the case may be, shall thereupon terminate.

44.2. Unless (i) a valid termination has occurred pursuant to the provisions of subparagraph 23.1.1 of this Agreement; (ii) a valid termination has occurred pursuant to any other provision of this Agreement; or (iii) a valid election to re-enter pursuant to the provisions of subparagraph
      23.1.2 of this Agreement has been made, if Landlord shall fail to provide or arrange for the provision of:

      44.2.1. any services in accordance with the provisions of section 8 of this Agreement, for the Building, the Leased Premises or the Property, after written notice from the Tenant specifying the respects in which such services are not being provided and if, the specified deficiencies in such services are not corrected within a ten day interval following service of the notice, (or if the deficiencies cannot be corrected within the ten day interval, if the Landlord does not commence and diligently prosecute the correction to completion) then, thereafter, the Tenant may take corrective measures including the engagement of the services of its own contractor to provide such services and the Tenant may deduct the reasonable cost of the same from payments of Additional Rent.

      44.2.2. garbage removal or janitorial services in accordance with the provisions of subsection 8.1.2 of this Agreement after written notice from the Tenant specifying the respects in which such services are not being provided and if, the specified deficiencies in such services are not corrected within a ten day interval following service of the notice (or if the deficiencies cannot be corrected within the ten day interval, if the Landlord does not commence and diligently prosecute the correction to completion) then, thereafter, the Tenant may engage the services of its own contractor to provide such garbage removal or janitorial services (as the case may be). In such event, the cost of garbage removal or janitorial services (as the case may be) shall be excluded as an Operational Expense and the Tenant may deduct the reasonable cost of the same from payments of Additional Rent.

      44.2.3. If Landlord fails to pay The Garibaldi Group in accordance with the provisions of the agreement with Carnegie Center Associates then Tenant may pay the balance owing to The Garibaldi Group and deduct the same from any Rent which falls due hereunder.

      44.2.4. As between Landlord and Tenant, Tenant may also deduct from Rent any payments which it makes pursuant to any of the following subsections:

                  44.2.4.1. Any moving costs which are not reimbursed by Landlord pursuant to the provisions of subsection
                              5.4 of this Agreement;

                  44.2.4.2. Any payments by Tenant to complete punchlist items required to be completed by Landlord which are not completed pursuant to the provisions of subsection
                              4.2.4 of this Agreement;

                  44.2.4.3. Any overpayments by Tenant of Operational Expenses, Capital Expenditures or Taxes when Tenant is entitled to reimbursement by the Landlord and Landlord has failed to reimburse Tenant in accordance with the provisions of this Agreement;

                  44.2.4.4. Any payment which Tenant makes as a result of a default by Landlord of its obligations pursuant to subsection 27.2 of this Agreement; and

                  44.2.4.5. Any funds expended by Tenant as a result of a failure by Landlord to use insurance or condemnation proceeds in accordance with the requirements of this Agreement.

      44.2.5. If Tenant has utilized any of the self help rights set forth in subsection 44.2 of this Agreement and a subsequent valid termination occurs pursuant to subparagraph 23.1.1 of this Agreement or a valid election to re-enter is made pursuant to subparagraph 23.1.2 of this Agreement, then the amount remaining due to the Tenant under subsection 44.2 of this Agreement, if any, shall be offset against any Termination Damages or Re-Leasing Damages otherwise due under this Agreement.

      44.2.6. Tenant may also seek specific performance, temporary restraints and preliminary and permanent injunctive relief where the Tenant's rights and remedies at law may be inadequate.

44.3. (a) If no Event of Default shall have occurred or, if an Event of Default shall have occurred, the Tenant shall have previously cured it in full and the Landlord shall have waived it; and (b) if there shall not have been a History of Recurring Events of Default, the Landlord hereby waives its right to receive (i) one-half the Basic Rent otherwise due and payable for the Leased Premises for the months of October, November and December, 1994 and (ii) one-half the Basic Rent otherwise due and payable for the Leased Premises for the months of October, November and December, 1995.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LANDLORD:
PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP
By: ABL Funding Corp.

By: /s/ Alan B. Landis
    -----------------------------
Alan B. Landis, President

TENANT:
MATHTECH, INC.

By: /s/ William A. Morrill
    -----------------------------
William A. Morrill, President

                                    EXHIBIT A

                       LEASED PREMISES FLOOR SPACE DIAGRAM

                                    EXHIBIT B

                       DESCRIPTION OF 202 CARNEGIE CENTER

                              WEST WINDSOR TOWNSHIP

                            MERCER COUNTY, NEW JERSEY


All that certain tract and parcel of land located in the Township of West Windsor, County of Mercer and State of New Jersey.

BEGINNING at a point, said point being the most northwesterly corner of Lot 77, Block S-9, as shown on a Map entitled: "Major Subdivision Lot 7, Block S-9", situated in West Windsor Township, Mercer County, New Jersey, dated 7-25-85, latest revision 5-05-86, prepared by Lynch, Carmody, Giuliano & Karol, P.E., and filed in the Mercer County Clerk's Office as Map No. 2800 on November 24, 1986:
From said BEGINNING POINT thence running;

1)    North 87(degree)48' 22" east, 531.11 feet to a point; thence

2)    South 02(degree)11' 38" east, 335.00 feet to a point; thence

3)    South 42(degree)48' 22" west, 640.00 feet to a point; thence

4)    North 47(degree)11' 38" west, 500.00 feet to a point; thence

5)    North 42(degree)48' 22" east, 306.05 feet to a point of curvature; thence

6) Northerly along a curve to the left having a radius of 200.00 feet, an arc length of 157.08 feet to a point of tangency; thence

7)    North 02(degree)11' 38" west, 76.17 feet to the point and plaCE OF
      BEGINNING.

Containing 8.9363 Acres.

BEING known and designated as Lot 77, Block S-9 as shown on a Map entitled:
"Major Subdivision Lot 7, Block S-9", situated in West Windsor Township, Mercer County, New Jersey, dated 7-25-85, latest revision 5-05-86, prepared by Lynch, Carmody, Giuliano & Karol, P.E., and filed in the Mercer County Clerk's Office as Map No. 2800 on November 24, 1986.

The above description being in accordance with a survey prepared by Fellows, Read & Associates, Inc. dated December 5, 1989, as revised January 23, 1990.

                                    EXHIBIT C

                                   WORK LETTER


The following is the Work Letter provided for in the Agreement of which this exhibit is a part.

The Building's structure is a three-story office building of Construction Type 2C with a steel frame, a metal deck floor system, a granite and concrete exterior facade and insulated glass. The floors will sustain a live load of 100 pounds per square foot of usable floor space plus an allowance of 20 pounds per square foot for partitions and will have a typical bay size of 30 feet by 30 feet.

Among other Common Facilities, the Building will contain one men's and one women's bathroom on each floor, one drinking fountain on each floor and two hydraulic elevators with a capacity of 2,500 pounds each and will have Parking Facilities with approximately 400 lined parking spaces.

The Tenant will include the following information as part of its Tenant Plan:

1. The location and extent of floor loading, if any, in excess of the building standard specified above.

2. Special air conditioning requirements, if any, in excess of the building standard specified above by location and general description of special requirements.

3.    Plumbing requirements, if any.

4. Estimated total electrical load, including lighting requirements, lighting switch requirements and electrical outlet requirements, if any, in excess of the building standard specified above and being provided by the Landlord, setting forth the amount of the load, locations and types.

All doors that have locksets shall be keyed as follows:

      One master key shall operate all the locks except room #137, Office Security, which shall have its own combination lock.

      The entrance doors to the Leased Premises shall be keyed as "Lock-Out System", with four master keys which can operate the lock so that it remains in an open position. Fifty other keys will be provided which can open the door for access, but cannot leave the lockset in an open position.

      Doors that requires closers as noted on drawings, shall have Norton closers. Closers shall not have hold open feature. Two doors (as noted on Architectural Plans) shall be equipped with pull side closers. If pull side closers cannot be installed then concealed closers shall be installed.

Contractor shall install Tenant's existing combination lockset on door to room #137. Hardware shall be adjusted to meet the requirements of the Americans with Disabilities Act.

The Heating, Ventilation and Air Conditioning specifications for the Building are as follows:

HEATING

A.    Outdoor 11 degrees F, 15 mph

B.    Indoor 72 degrees F, no relative humidity control

AIR CONDITIONING

A.    Outdoor 88 degrees F DB, 74 degrees F WB

B.    Indoor 75 degrees F DB, 50% RH

C.    Tenant characteristics upon which to base air conditioning capacity are:

      GSF/Person - 125

      Lighting - 2 W/sf

      Outlets - 1 W/sf

      Desktop Terminals - 1 W/sf

      INDOOR DESIGN CONDITIONS

A.    Winter

      Tenant Areas - 72 degrees F

      Lobby - 72 degrees

      Compactor Room - 55 degrees F

      Sprinkler Room - 55 degrees F

      Electric Panel Room - 60 degrees F

      Vestibules - 55 degrees F

Stairwells - 65 degrees F

Service Lobby - 55 degrees F

B.    Summer

      Tenant Areas, Lobby and core area, Telephone Equipment Room, Elevator Equipment Room - 75 degrees F 50% R.H.

      Electric Panel Room - 90% F Service Lobby, Janitors Closets, Sprinkler Room - Ventilation only

C.    Ventilation

      Tenant Areas, Electric Panel Room, Telephone Equipment Room, Elevator and Equipment Room - 15 cfm/person

      Toilets - 2 cfm/sf

      Janitors Closet - 2 cfm/sf

      Compactor Room 10 AC/H

      Ventilation quantities shall be augmented as required to satisfy exhaust and building pressurization requirements, and local code requirements where more stringent.

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS


The following are the Building Rules and Regulations adopted in accordance with subsection 7.2.3 of the Agreement of which this exhibit is a part. The Landlord shall enforce these Building Rules and Regulations in a uniform manner. The Tenant and the Tenant's employees, other agents and Guests shall comply with these Building Rules and Regulations:

1. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plazas, elevators, vestibules, stairways, corridors, halls and other Common Facilities shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Leased Premises. The Tenant shall not permit or suffer any of its employees, other agents or Guests to congregate in any of the said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Leased Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, drapes, blinds, shades or screens shall be attached to, hung in or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord. If such consent is given, such curtains, drapes, blinds, shades or screens shall be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3. Except as otherwise specifically provided in subsection 18.1 of the Agreement, no sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed so as to be visible from outside the Leased Premises or the Building. In the event of the violation of the foregoing by the Tenant, the Landlord may remove same without any liability and may charge the expense incurred in such removal to the Tenant.

4. The sashes, doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed and no bottles, parcels or other articles shall be placed on the window sills.

5. No showcase or other articles shall be placed in front of or affixed to any part of the Building or the Common Facilities.

6. The lavatories, water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse thereof shall be repaired at the expense of the Tenant that permitted or suffered the violation hereof by the Tenant, the Tenant's employees, other agents or Guests.

7. The Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises, the Building, the Common Facilities or the Property. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. Linoleum and other resilient floor coverings shall be laid so that the same shall not come in direct contact with the floor of the Leased Premises; and if linoleum or other resilient floor coverings are desired, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material that is, and will remain, soluble in water. The use of cement or other adhesive material that either is not, or will not remain, soluble in water is prohibited.

8. No bicycles, vehicles, animals, reptiles, fish or birds of any kind shall be brought into or kept in or about the Leased Premises.

9. No noise including, without limiting the generality of the foregoing, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, might disturb tenants of Other Leased Premises shall be made or permitted by the Tenant. Nothing shall be done or permitted in the

      Leased Premises by the Tenant which would impair or interfere with the use or enjoyment of Other Leased Premises by any tenant thereof. Nothing shall be thrown out of the doors, windows or skylights or down the passageways of the Building.

10. The Tenant shall not manufacture any commodity, or prepare or dispense any foods or beverages, tobacco, flowers or other commodities or articles without the prior written consent of the Landlord.

11. Duplicates of keys and passes distributed to the Tenant by the Landlord shall not be made. The Tenant shall provide appropriate security for keys. Nothing shall be done to render any lock inoperable by the Building Grand Master Key. No lock shall be installed without the Landlord's prior written consent; and any lock so installed shall be operable by the Building Grand Master Key. Upon termination of the Term, all keys, passes and duplicates provided by the Landlord to the Tenant, or otherwise procured by the Tenant, shall be returned to the Landlord. Any failure to comply with the foregoing which requires changes in locks, new or additional keys, passes or duplicates or other services of a locksmith shall be paid by the Tenant. This rule and its requirements are subject to the provisions of the Work Letter regarding keys, combination locks and doors closers, and special provisions for room #137.

12. All deliveries and removals, and the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description shall take place during such hours, in such manner and in such elevators and passageways as the Landlord may determine from time to time. The Landlord reserves the right to inspect all objects and matter being brought into the Building or the Common Facilities and to exclude from the Building and the Common Facilities all objects and matter that violates any of these Building Rules and Regulations or that are contraband. The Landlord may (but shall not be obligated to) require any person leaving the Building or the Common Facilities with any package or object or matter from the Leased Premises to establish his authority from the Tenant to do so. The establishment and enforcement of such a requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against the removal of property from the Leased Premises. The Landlord shall not be liable to the Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Leased Premises or the Building or the Common Facilities under this rule.

13. The Tenant shall not place any object in any portion of the Building that is in excess of the safe carrying or designed load capacity of the structure.

14. The Landlord shall have the right to prohibit any advertising or display of any identifying sign by the Tenant which in the Landlord's judgment tends to impair the reputation of the Building or its desirability; and, on written notice from the Landlord, the Tenant shall refrain from or discontinue such advertising or display of such identifying sign.

15. The Landlord reserves the right to exclude from the Building and the Common Facilities during hours other than Regular Business Hours all persons who do not present a pass thereto signed by both the Landlord and the Tenant. All persons entering or leaving the Building or the Common Facilities during hours other than Regular Business may be required to sign a register. The Landlord will furnish passes to persons for whom the Tenant requests same in writing. The establishment and enforcement of such a requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against unauthorized entry of persons.

16. The Tenant, before closing and leaving the Leased Premises at any time shall see that all lights and appliances generating heat (other than the heating system) are turned off. All entrance doors to the Leased Premises shall be left locked by the Tenant when the Leased Premises are not in use. At any time when the Building or the Common Facilities are locked during hours other than Regular Business Hours, the Building and the Common Facilities locks shall not be defeated by any means, such as by leaving a door ajar.

17. No person shall go upon the roof of the Building without the prior written consent of the Landlord.

18. Any requirements of the Tenant may be attended to only upon application at the office of the Building. The Landlord and its agents shall not perform any work or do any work or do anything outside of the Landlord's obligations under the Agreement except upon special instructions from the Landlord on terms acceptable to the Landlord and the Tenant.

19. Canvassing, soliciting and peddling in the Building and the Common Facilities are prohibited and the Tenant shall cooperate to prevent same.

20. There shall not be used in any space, or in the public halls or other Common Facilities of the Building, in connection with the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks or dollies except those equipped with rubber tires, side guards and such other safeguards as the Landlord shall require. No hand trucks shall be used in passenger elevators, and no passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles. In connection with moving in or out any furniture, furnishings, equipment, heavy articles and heavy packages, the Tenant shall take such precautions as may be necessary to prevent excessive wear and tear in the Building's Common Facilities and the Leased Premises including, without limiting the generality of the foregoing, floor and wall treatments.

21. The Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Leased Premises which might constitute a Nuisance. No cooking shall be done in the Leased Premises other than as specifically permitted in the Agreement.

22. The Landlord reserves the right not to enforce any Building Rule or Regulation against any tenants of Other Leased Premises. The Landlord reserves the right to rescind, amend or waive any Building Rule and Regulation when, in the Landlord's reasonable judgment, it appears necessary or desirable for the reputation, safety, care or appearance of the Building or the preservation of good order therein or the operation of the Building or the comfort of tenants or others in the Building. Any change shall be uniform in its application. No rescission, amendment or waiver of any Building Rule and Regulation in favor of one tenant shall operate as a rescission, amendment or waiver in favor of any other tenant.

                                    EXHIBIT E

                      DEFINITIONS AND INDEX OF DEFINITIONS


In accordance with section 1 of the Agreement of which this exhibit is a part, throughout the Agreement the following terms and phrases shall have the meanings set forth or referred to below:

1. "Additional Rent" means all amounts, other than Basic Rent and any Security Deposit, required to be paid by the Tenant to the Landlord in accordance with this Agreement.

2. "Agreement" means this Lease and Lease Agreement (including exhibits), as it may have been amended.

3. "Annual Amortized Capital Expenditure" means the payment amount determined as an annuity in arrears using the cost incurred by the Landlord for any Capital Expenditure as the present value, the number of years of its useful life (not exceeding 10 years) selected by the Landlord in accordance with generally accepted accounting practice as the number of periods and the Base Rate in effect when the respective improvement is first placed into service plus two additional percentage points as the annual rate of interest.

4. "Base Rate" means the prime commercial lending rate per year as announced from time to time by The Chase Manhattan Bank (National Association) at its principal office in New York City.

5. "Base Year" means the full calendar year 1994 with respect to Operational Expenses and Taxes adjusted to reflect 95% occupancy.

6. "Base Year Operational Expenses" means actual Operational Expenses incurred by the Landlord during the Base Year.

7. "Base Year Taxes" means the product of the final assessed value, as the same may subsequently be adjusted in any appeal of the tax assessor's valuation, of the Property, the Building and any other improvements on the Property in the Base Year and the Municipality's lowest tax rate for office buildings and the property on which they stand in effect during the Base Year.

8.    "Basic Rent" is defined in subsection 3.2 of this Agreement.

9. "Building" means the office building erected on the Property which is commonly known as 202 Carnegie Center, Princeton, New Jersey 08540, as it may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term. As the Building is presently constructed it consists of 126,745 gross rentable square feet of floor space.

10.   "Capital Expenditure" is defined in subsection 10.3 of this Agreement.

11.   "Commencement Date" is defined in section 4 of this Agreement.

12. "Common Facilities" means the areas, facilities and improvements provided by the Landlord in the Building (except the Leased Premises and the Other Leased Premises) and on or about the Property, including, without limiting the generality of the foregoing, the Parking Facilities and access roads thereto, for non-exclusive use by the Tenant in accordance with subsection
      2.2 of this Agreement, as they may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term.

13. "Common Walls" means those walls which separate the Leased Premises from Other Leased Premises.

14. "Electric Charges" means all the supplying utility's charges for, or in connection with, furnishing electricity including charges determined by actual usage, any seasonal adjustments, demand charges, energy charges, energy adjustment charges and any other charges, howsoever denominated, of the supplying utility, including sales and excise taxes and the like.

15.   "Event of Default" is defined in section 22 of this Agreement.

16. "Expiring Term" means, when used in the context of any Option to Renew, the Term as it is then scheduled to expire (immediately prior to exercise of the next available Option to Renew).

17. The Tenant's "Guests" shall mean the Tenant's licensees, invitees and all others in, on or about the Leased Premises, the Building, the Common Facilities or the Property, either at the Tenant's express or implied request or invitation or for the purpose of soliciting or visiting the Tenant.

18. A "History of Recurring Events of Default" means the occurrence of three or more Events of Default (whether or not cured by the Tenant) in any period of 12 months.

19.   "Holdover Damages" is defined in subsection 23.4 of this Agreement.

20. The "Index" means the "all items" index figure for the New York Northeastern New Jersey average of the Consumer Price Index for all urban wage earners and clerical workers which uses a base period of 1982-84=100, published by the United States Department of Labor, so long as it continues to be published. If the Index is not published for a period of three consecutive months, or if its base period is changed, the term "Index" shall mean that index, as nearly equivalent in purpose, function and coverage as practicable to the original Index, which the Landlord shall have designated by notice to the Tenant.

21. "Initial Term" means the period so designated in subsection 4.1 of this Agreement.

22.   "Initial Year" means the first 12 full calendar months of the Initial
      Term.

23. "Landlord" means the person so designated at the beginning of this Agreement and those successors to the Landlord's interest in the Property and/or the Landlord's rights and obligations under this Agreement contemplated by section 26 of this Agreement.

24. "Leased Premises" means that portion of the interior of the Building (as viewed from the interior of the Leased Premises) bounded by the interior sides of the unfinished floor and the finished ceiling on the first floor (as the floors have been designated by the Landlord) of the Building, the centers of all Common Walls and the exterior sides of all walls other than Common Walls, the outline of which floor space is designated on the diagram set forth in Exhibit A attached hereto, which portion contains approximately 10,160 square feet of usable floor space (without including the landing area) and 11,989 square feet of gross rentable floor space. The actual footage will be determined in the design stage of the space. The Tenant shall have full layout discretion based on architectural assistance and program needs. After completion of construction, the usable area of the premises shall be measured by Tenant's Architect. Usable area of the premises shall mean the square footage computed based on the gross area of the horizontal plane enclosed by the interior surface of the exterior walls of the building, the midpoint of any walls separating the premises from adjacent tenants, the slab penetration line of all walls separating the premises from service areas, and the interior corridor side of walls separating the premises from the interior common areas, which shall include corridors, lobbies and other core and common areas. In computing usable area, no deduction shall be made for columns or projections necessary to the building. The number of square feet of gross rentable space of the Leased Premises shall be equal to the usable area multiplied by 1.18. References within this Agreement to the gross rentable floor space and the usable floor space, respectively, of the Leased Premises shall mean the respective quantities herein specified.

25. "Legal Holidays" means New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

26. "Market Rental Rate" means, at the time of reference, the gross rentable floor space of the Leased Premises multiplied by that annual rate of Basic Rent per square foot of gross rentable floor space which is then being quoted by the Landlord for comparable Other Leased Premises (or would then be quoted if comparable Other Leased Premises were then available). If Market Rental Rate is required to be determined pursuant to subsection
      6.3.2 or subsection 44.1.3 of this Agreement, it shall be determined based upon all the factors which are considered relevant to such a determination including, but not limited to, allowances and concessions. In such cases, the Market Rental Rate shall be determined by a board of three independent Real Estate Brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third. Each of said Brokers shall be licensed in the State of New Jersey as Real Estate Brokers, specializing in the field of commercial office buildings, having at least ten years' experience and having no affiliation with Landlord or Tenant. Landlord and Tenant agree to make their appointments promptly within ten days after the process is invoked, or sooner if mutually agreed. The two Brokers selected by the Landlord and Tenant shall promptly select the third Broker within fifteen days after they both have been appointed. Each Broker, within thirty days after the third Broker is selected, shall submit in writing his or her determination of the Market Rental Rate to Landlord and Tenant. The Market Rental Rate shall be the arithmetic mean of the two closest Market Rental Rate determinations, provided that if the absolute difference between the middle appraisal and the highest and lowest appraisals, respectively, are equal then the middle appraisal shall deemed to be the Market Rental Rate. Each party shall pay the fee, if any, of the Broker which the party selected and they shall share equally the fee, if any, of the third Broker.

27. "Municipality" means the Township of West Windsor in Mercer County, New Jersey, or any suc27. Municipality" means the Township of West Windsor in Mercer County, New Jersey, or any suc

28. "No Pass Through Period" means, in the context of Operational Expenses and Taxes, the period beginning on the Commencement Date and ending at the close of business on the day before the first anniversary of the Commencement Date.

29. "Nuisance" means any condition or occurrence which unreasonably or materially interferes with the authorized use and enjoyment of the Other Leased Premises and the Common Facilities by any tenant of Other Leased Premises or by any person authorized to use any Other Leased Premises or Common Facilities or with the authorized use of any other areas, buildings or other improvements in the Carnegie Center Complex.

30.   "Operational Expenses" is defined in subsection 10.2 of this Agreement.

31.   "Option to Renew" is defined in subsection 6.1 of this Agreement.

32. "Other Leased Premises" means all premises within the Building, with the exception of the Leased Premises, that are, or are available to be, leased to tenants or prospective tenants, respectively.

33. "Parking Facilities" means the parking area adjacent to the Building, containing the approximate number of lined parking spaces set forth in the Work Letter, which parking area is provided as Common Facilities. Landlord will not provide any express agreement allowing tenants in other buildings to use the Parking Facilities.

34. "Person" includes an individual, a corporation, a partnership, a trust, an estate, an unincorporated group of persons and any group of persons.

35. "Property" means the parcel of land, as it may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term, on which the Building is (or is about to be) erected. As the Property is presently constituted, it is more particularly described in Exhibit B attached hereto.

36. "Regular Business Hours" means 8:00 A.M. to 6:00 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturday, except on Legal Holidays.

37.   "Re-Leasing Damages" is defined in subsection 23.3.

38. "Renewal Term" means, at the time of reference, any portion of the Term, other than the Initial Term, as to which the Tenant has properly exercised an Option to Renew which Option to Renew has not been rescinded in accordance with subsection 6.4.1 of this Agreement.

39.   "Rent" means Basic Rent and Additional Rent.

40. The "Right to Lease Additional Space A" is defined in subsection 44.1.1 of this Agreement.

41. The "Right to Lease Additional Space B" is defined in subsection 44.1.2 of this Agreement.

42.   "Security Deposit" is designated in section 29 of this Agreement.

43.   "Space A" is defined in subsection 44.1.1 of this Agreement.

44.   "Space B" is defined in subsection 44.1.2 of this Agreement.

45. "Target Date" means, upon execution and delivery of this Agreement, the then estimated Commencement Date which is hereby established to be July 15, 1994.

46. "Taxes" means, in any calendar year, the aggregate amount of real property taxes, assessments and sewer rents, rates and charges, state and local taxes, transit taxes and every other governmental charge, whether general or special, ordinary or extraordinary (except corporate franchise taxes and taxes imposed on, or computed as a function of, net income or net profits from all sources and except taxes charged, assessed or levied exclusively on the Leased Premises or arising exclusively from the Tenant's occupancy of the Leased Premises) charged, assessed or levied by any taxing authority with respect to the Property, the Building, the Common Facilities and any other improvements on the Property and an allocable portion of Taxes with respect to other portions of the Carnegie Center Complex, less any refunds or rebates (net of expenses incurred in obtaining any such refunds or rebates) of Taxes actually received by the Landlord during such calendar year with respect to any period during the Term for the benefit of the Tenant, tenants of Other Leased Premises and the Landlord. If during the Term there shall be a change in the means or methods of taxing real property generally in effect at the beginning of the Term and another type of tax or method of taxation should be substituted in whole or in part for, or in lieu of, Taxes, the amounts calculated under such other types of tax or by such other methods of taxation shall also be deemed to be Taxes. Until such time as the actual amount of Taxes for any calendar year becomes known, the amount thereof shall be the Landlord's estimate of Taxes for that calendar year.

47. "Tenant" means the person so designated at the beginning of this Agreement.

48. "Tenant Electric Charges" means (a) during Regular Business Hours, Electric Charges attributable to the Tenant's use of electricity in the Leased Premises for purposes other than heating, ventilation and air conditioning provided to the Leased Premises by the Landlord in accordance with subsection 8.2.4 of this Agreement and (b) during other than Regular Business Hours, a charge at the rate of $75.00 per hour or partial hour of use plus Electric Charges attributable to the Tenant's use of electricity in the Leased Premises for all purposes including, without limiting the generality of the foregoing, heating, ventilation and air conditioning.

49. "Tenant Plan" means construction drawings and related construction specifications regarding the build-out of the Leased Premises (with any construction drawings in a reproducible diazo sepia mylar form) including, without limiting the generality of the foregoing, the information called for by the Work Letter, signed and sealed by Tenant's Architect, complying in all respects with applicable building and fire codes and insurance underwriting standards in effect and in sufficient detail to permit the Municipality to issue any required building permits and to permit skilled contractors to supply and perform the work called for therein. The Tenant Plan is dated April 12, 1994 and consists of seven sheets, as follows:

      A1 General Notes
      A2 First Floor Architectural Plan
      A3 First Floor Reflected Ceiling Plan
      A4 First Floor Electrical Plan
      I1 Interior Elevations and Details
      I2 Interior Elevations and Details
      I3 Interior Elevations

      The Tenant Plan has been initialed by the parties and a copy has been retained by each of them.

50.   "Tenant Plan Due Date" means March 31, 1994.

51.   "Tenant's Architect" is AGM Architects.

52.   "Tenant's Share" of any amount means 9.5%.

53. "Term" means the Initial Term plus, at the time of reference, any Renewal Term.

54.   "Termination Damages" is defined in subsection 23.2 of this Agreement.

55. "Utilities Expenses" means Electric Charges (other than Tenant Electric Charges) and all charges for any other fuel that may be used in providing electricity and services powered by electricity that the Landlord provides in accordance with section 8 of this Agreement to the Building, the Leased Premises, Other Leased Premises, the Common Facilities and the Property, including sales and excise taxes and the like.

56. "Work Letter" means Exhibit C attached hereto which generally describes the type of construction of the Building and, unless the Tenant Plan does not require any such respective improvement, those improvements the Landlord will provide or install in the Leased Premises without installation charge to the Tenant in connection with the preparation of the Leased Premises contemplated by section 5 of this Agreement.

                  SECOND AMENDMENT TO LEASE AND LEASE AGREEMENT

                                     Between

                       210 ASSOCIATES LIMITED PARTNERSHIP

                                  The Landlord

                                       And

                                 MATHTECH, INC.

                                   The Tenant

                             For Leased Premises In

                               210 Carnegie Center

                              Princeton, New Jersey

                                 April 15, 1994




Prepared by:
Gary O. Turndorf
210 Carnegie Center
Suite 100
Princeton, NJ 08540
(XXX) XXX-XXXX

SECOND AMENDMENT TO LEASE AND LEASE AGREEMENT, dated as of April 15, 1994, between 210 ASSOCIATES LIMITED PARTNERSHIP, a New Jersey partnership, with offices at Suite 100, 210 Carnegie Center, Princeton, New Jersey 08540 (the "Landlord"), and MATHTECH, INC., a Delaware corporation, with its office at 210 Carnegie Center, Suite 200, Princeton, NJ 08540 (the "Tenant").

The Landlord and the Tenant are parties to a lease for premises in 210 Carnegie Center dated April 11, 1986 as amended by a first amendment dated February 17, 1987 (collectively, the "Lease"). An affiliate of Landlord has requested Tenant to relocate to Building 202 in the Carnegie Center Complex and Tenant has agreed to do so by a new lease (the "202 Lease") being executed contemporaneously with this agreement (the "Second Amendment") subject, among other things to the execution of this Second Amendment on the terms set forth below. Except as amended by this Second Amendment, the terms of the Lease otherwise remain in full force and effect.

In consideration of the premises and other good and valuable consideration, the Lease is hereby amended, as follows:

1. Unless otherwise specified, all capitalized terms which are defined in the Lease shall have the same definitions in this Second Amendment.

2. Tenant shall continue to comply with all obligations set forth in the Lease through the date it vacates all the Leased Premises.

3. Article 3 of the Lease is hereby amended to state that the Term of the Lease shall terminate upon the Commencement Date for the 202 Lease Agreement (as such term is defined in the 202 Lease Agreement).

4. There shall be an accounting between the parties following the termination of the Term with respect to all charges owing from one to the other through the date of the termination of the Term.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first above written.

LANDLORD:
210 ASSOCIATES LIMITED PARTNERSHIP
By: Princeton 210 Associates Limited Partnership
By: 210 Capital Corp.

By: /s/ Alan B. Landis
    ----------------------------------
      Alan B. Landis, President

TENANT:
MATHTECH, INC.

By: /s/ William A. Morrill
    ----------------------------------
      William A. Morrill, President

                       210 Associates Limited Partnership
                         210 Carnegie Center, Suite 100
                               Princeton, NJ 08540
                                 (609) 452-1444


April 15, 1994
Mr. William A. Morrill, President
Mathtech, Inc.
210 Carnegie Center, Suite 200
Princeton, NJ 08540

Re:   Mathtech, Inc.

Dear Mr. Morrill:

The Tenant Plan attached to the Lease for the 202 Building specifies that the walls will be built with 20 gauge studs, 16" on center, with 5/8" sheetrock. The existing premises in 210 Carnegie Center were built with 25 gauge studs, 24" on center, with 1/2" sheetrock. We have agreed to compromise the standard to 25 gauge studs, 24" on center, with 5/8" sheetrock. Please confirm that this is the case by signing and returning the copy of this letter which is attached.

Sincerely yours,
PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP
By: ABL Funding Corp.

By: /s/ Alan B. Landis
    ----------------------------------
      Alan B. Landis, President


ABL/ego

                                   EXHIBIT II

                      DESCRIPTION OF THE SUBLEASED PREMISES

                                  [FLOOR PLAN]

                                   EXHIBIT III


                               CONSENT OF LANDLORD

CARNEGIE CENTER                            210 Carnegie Center     xxx-xxx-xxxx
                                     Princeton, NJ 08540-6233 Fax: xxx-xxx-xxxx

November 20, 1995
VIA FACSIMILE xxx-xxx-xxxx AND BY HAND                New Mailing Address:
Ms. Deborah J. Daughtry                               101 Carnegie Center
202 Carnegie Center, Suite 111                        Suite 101
Princeton, NJ 08540-6239                              Princeton, NJ 08540

RE:   1.    Lease dated April 15, 1994, Between Princeton 202 Associates Limited
            Partnership (the "Landlord") and Mathtech, Inc. ("Mathtech") (the
            "Lease")

      2. Letter dated November 16, 1995 addressed to Landlord from Mathtech, Inc. (the "Letter")

Dear Ms. Daughtry:

We are in receipt of the Letter in regard to a sublease between Mathtech and Nelson Communications, Inc. ("NCI"). Pursuant to Subsection 17.3 of the Lease, we hereby consent to the sublease, subject to Subsection 17.4 of the Lease and the following conditions:

      (i)   a sublease is executed within thirty (30) days of the date hereof;
            and

      (ii) subsection 17.4.3. is complied with within ten (10) days after the sublease is executed.

Consent is withdrawn in the event that Mathtech does not comply with the above conditions as stated.

Please be advised that the within consent is not to be construed as our approval of, or agreement to the sublease. Mathtech shall remain directly and primarily responsible for payment and performance of the Lease obligations, whether or not NCI is in default of its obligations under the sublease. In the event of any conflict between the Lease and sublease, the Lease shall control.

In the event the sublease is executed, please provide us with an appropriate notice specifying your notice address if other than that provided for in the Lease.

Very truly yours,

PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP
By: ABL Funding Corp.

By: /s/ Alan B. Landis
    ----------------------------------
      Alan B. Landis, President

RAS/Ilb

co:   Christopher S. Tarr, Esq.
      600 College Road East
      Princeton, NJ 08450